                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this_____day of _________, 1996, is entered into by Medical Care Partners, P.C., a Massachusetts professional corporation (the "Practice"), Physicians Quality Care, Inc, a Delaware corporation as guarantor ("PQC") and the physician whose name appears on the signature page hereof (the "Physician Member").
         The Practice desires to employ the Physician Member to provide professional medical services, and the Physician Member desires to be employed by the Practice. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Terms and Conditions. The General Terms and Conditions of Physician
            --------------------
Member Employment attached hereto as Annex A, as modified by the addendum attached hereto as Annex B, (the "Terms and Conditions") are made a part of this Employment Agreement. All terms used herein and defined in the Terms and Conditions shall have the meaning assigned thereto. To the extent that the terms of this Agreement conflict with the Terms and Conditions, the Terms and Conditions shall control and be binding upon the parties hereto.

         2. Term of Employment. The Practice hereby agrees to employ the
            ------------------
Physician Member, and the Physician Member hereby accepts employment with the Practice, upon the terms set forth in this Agreement and the Terms and Conditions, for an initial period commencing on the Effective Date (as defined in Annex A) and ending on the anniversary of the Effective Date (such period, as it may be extended, the "Employment Period"), unless terminated in accordance with the Terms and Conditions. The Employment Period shall automatically extend as provided in the Terms and Conditions. The Base Compensation Pool Amount for the Physician Responsibility Center to which the Physician Member is assigned is set forth on Annex D.

         3. Reimbursement of Expenses.  The Physician Member shall be entitled
            -------------------------
to be reimbursed, subject to such procedures as the Practice shall establish, for any any travel, entertainment and other expenses reflected in the operating budget established with respect to the Physician Member by the Joint Policy Board.

         4. Professional Liability Insurance. During the term of this Agreement,
            --------------------------------
the Practice shall provide professional liability insurance covering professional services provided by the Physician Member to the Practice's patients in accordance with the Physician Member's duties under this Agreement with such limits of liability as determined from time to time by the Joint Policy Board and which initially shall be not less than $1 million per person and $3 million in the aggregate. The Practice's obligation to provide such insurance is subject to the Physician Member's compliance with any conditions of such insurance other than the obligation to pay premiums. Except as otherwise provided by separate agreement with the Physician Member, such insurance shall cover only such services as the Physician Member provides in connection with employment by the Practice. MCP shall consider in good faith, but shall not be obligated to, include the activities of the Physician Member that are not performed pursuant to this Agreement in MCP's professional insurance coverage if such coverage can be efficiently provided through MCP, provided that any such additional coverage shall be at the expense of the Physician Member.

         5. Other Agreements. The Physician Member hereby represents that the
            ----------------
Physician Member is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Physician Member's employment with the Practice or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Physician Member further represents that the Physician Member's performance of all the terms of this Agreement and as an employee of the Practice does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Physician Member in confidence or in trust prior to his employment with the Practice.

         6. Obligations of PQC PQC hereby agrees to pay promptly to the
            ------------------
Physician Member any amount due to such Physician Member pursuant to Article VII of the Terms and Conditions if MCP shall fail to pay such amount to the Physician Member in a timely manner; provided that PQC shall not have any liability to the Physician Member and all other Physician Members in excess of the Compensation Pool.

         7.  Survival.  Articles VII, VIII and IX and Sections 10.3, 10.4,
             --------
10.5, 10.6 and 11.1 of the Terms and Conditions, shall survive termination of this Agreement for any reason.

         8.  Notices. All notices required or permitted under this Agreement
             -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8

         9.  Pronouns.  Whenever the context may require, any pronouns used in
             --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10. Entire Agreement. This Agreement, including all Annexes,
             ----------------
Schedules and Exhibits hereto, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         11. Amendment.  This Agreement may be amended or modified only by a
             ---------
written instrument executed by the MCP, PQC and the Physician Member.

         12. Governing Law.  This Agreement shall be construed, interpreted
             -------------
and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         13. Successors and Assigns. Subject to Section 10.2(e) of the Terms and
             ----------------------
Conditions, this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Practice may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Physician Member are personal and shall not be assigned by Physician Member.

         14. Change in Law or Regulation. The Practice and the Physician Member
             ---------------------------
acknowledge that this Agreement is subject to applicable state, local and federal laws and regulations. The Practice and the Physician Member further recognize that this Agreement shall be subject to amendments in such laws and regulations and to new legislation such as healthcare reform or governmental health insurance programs. Any provisions of law that invalidate, or are otherwise inconsistent with the terms of this Agreement or that would cause any party to be in violation of law, shall be deemed to have superseded the terms of this Agreement, provided, however, that the parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with requirements of law.

         15. Miscellaneous.  (a) No delay or omission by the Practice in
             -------------
exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Practice on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

             (b) The captions or the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

             (c) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                   PHYSICIANS QUALITY CARE, INC

                              By:
                                 -----------------------------------


                              --------------------------------------
                              MEDICAL CARE PARTNERS, PC



                              By:
                                 -----------------------------------

                              Physician Member


                              --------------------------------------

                                                Annex A to Employment Agreement
                                                -------------------------------

           GENERAL TERMS AND CONDITIONS OF PHYSICIAN MEMBER EMPLOYMENT

                                    Article I

                                   Definitions

         Section 1.1. Purpose.  These General Terms and Conditions of
                      --------
Physician Member Employment (the "Terms and Conditions") are incorporated in and made a part of the Employment Agreements between MCP and certain Physicians Members.

         Section 1.2. Physician Responsibility Centers. For purposes of these
                      ---------------------------------
Terms and Conditions, Physician Responsibility Centers shall mean the groups of Physician Members set forth below and any other group approved by the Joint Policy Board, as such Physician Responsibility Centers may be increased, decreased or modified in the future by the admission of new Physician Members, the resignation or removal of a Physician Member or as otherwise approved by the Joint Policy Board. Notwithstanding the forgoing, two or more Physician Responsibility Centers may combine at any time upon the request of the Physician Members constituting such Physician Responsibility Centers and no Physician Responsibility Center shall be combined with another Physician Responsibility Center without the approval of the Physician Members of such Physician Responsibility Center.

         Responsibility Center A:           Kevin Beck, M.D.

         Responsibility Center B:           William Belcastro, M.D.
                                            James Haines, M.D.

         Responsibility Center C:           Jay S. Burton, D.O.
                                            Kathleen E. Carlson, M.D.
                                            Victoria L. Cook, M.D.
                                            Michael P. Coppola, M.D.
                                            Paul C. Hetzel, M.D.
                                            Robert P. Hoffman, M.D.
                                            Thomas J. Keenan, M.D.
                                            Bruce M. Meth, M.D.
                                            David H. Miller, M.D.
                                            Jeffrey J. Ochs, M.D.
                                            David J. Pierangelo, M.D.
                                            David L. Pleet, M.D.
                                            Thomas F. Race, M.D.
                                            Michael H. Rosen, M.D.
                                            Roy Stillerman, M.D.
                                            John M. Zeroogian, M.D.

         Responsibility Center D:           Alphonse Calvanese, M.D.

         Responsibility Center E:           W. Patrick Coughlan, M.D.
                                            Ronald Kanagaki, M.D.
                                            Bernard Oddi, M.D.
                                            Anthony Sobey, M.D.

         Responsibility Center F:           Neal S. Lakritz, M.D.
                                            Mark J. Mullan, M.D.

                                            Francis D. Murray, M.D.
                                            P.J. Ramaswamy, M.D.

         Responsibility Center G:           Jay Ungar, M.D.

         Responsibility Center H:           Laboratory services

         Section 1.3. Definitions. For the purposes of these Terms and
                      -----------
Conditions, the following definitions shall apply:

                  (a) "Affiliate" with respect to any person shall mean a person that directly or indirectly through one (1) or more intermediaries controls, or is controlled by or is under common control with, such person. Neither MCP nor any Physician Member is deemed to be an Affiliate of the other for purposes of these Terms and Conditions.

                  (b) "Affiliations" means any merger, purchase of assets or other affiliation transactions pursuant to which a Physician Member becomes an employee of MCP.

                  (c) "Base Distributions" have the meaning assigned thereto in Section 7.4.

                  (d) "Base Compensation Pool Amount", with respect to each Physician Responsibility Center, shall initially be the amount set forth on an annex to the Employment Agreement of the Physician Members of the Physician Responsibility Center and, with respect to the Physician Responsibility Centers as a group, shall mean $5,977,063. Base Compensation Pool Amount shall be adjusted as determined by the Joint Policy Board and MCP (i) to reflect the addition of new Physician Members or the termination or resignation of any Physician Member or (ii) to reflect such other factors as PQC and the Joint Policy Board shall mutually agree to be appropriate.

                  (e) "Book Value" means the value of an asset reflected on a balance sheet prepared in accordance with generally accepted accounting principles, which balance sheet shall be audited by a firm of independent public accountants.

                  (f) "Capitation Revenues" means all payments from Managed Care Payors under contracts pursuant to which payments are made periodically on a per member basis for the partial or total medical care needs of a patient, including, but not limited to, (i) co-payments, (ii) incentive payments or bonuses, and (iii) any other compensation under such agreements; provided, however, that Capitation Revenues shall not include that portion of the revenues from Managed Care Payors which is paid by MCP or any of its Affiliates to contracted providers of care, including, but not limited to hospitals, specialists (who are not Physician Members) and home care providers.

                  (g) "Compensation Committee" shall mean five (5) Physician Members elected annually by the Physician Members pursuant to MCP's By-laws, who shall be responsible for allocating certain distributions from the Compensation Pool as contemplated by Section 7.4.

                  (h) "Compensation Pool" shall have the meaning set forth in Section 7.1.

                  (i) "Deductible Expenses" with respect to any Fiscal Period shall mean, when used with respect to any Physician Responsibility Center, an amount equal to (i) any Tax MCP is required to pay or withhold with respect to the Physician Members in such Physician Responsibility Center, (ii) the cost of any pension, health or automobile benefits and any other benefits not included in Physician Responsibility Center Operating Expenses, in each case that are provided to such Physician Members and (iii) any Physician Responsibility Center Discretionary Expenses.

                  (j) "Effective Date" means August        1996.
                                                   --------

                  (k) "Employment Agreements" means the employment agreements between MCP and each Physician Member which agreements are made subject to these Terms and Conditions.

                  (l) "Fair Market Value" shall mean, as to any asset, the fair market value of such asset as agreed upon by MCP and the Physician Members, or in the event that MCP and the Physician Members cannot agree to such value by ninety (90) days prior to the Purchase Closing (as defined in Section 10.6), the fair market value of such asset as determined by an entity (the "Independent Financial Expert") regularly engaged in the business of evaluating assets of medical clinics and associated businesses and that is mutually acceptable to MCP and the Physician Members. The Independent Financial Expert may use any customary and generally accepted method of determining fair market values, and shall take into account the effect of any liens, claims or encumbrances (other than those arising out of Physician Related Liabilities (as defined in Section 1 0.4(a)(ii)) that may reasonably be expected to have an effect on the value of such assets. The cost of any Independent Financial Expert shall be paid one-half (1/2) by MCP and one-half (1/2) by the Physician Members.

                  (m) "Fiscal Period" means the twelve (12) month or shorter period ending on December 31 of each year.

                  (n) "IHS Expenses" means, for any period, the direct and indirect expenses (incurred in accordance with a budget approved by the Joint Policy Board and MCP) by or on behalf of MCP or any of its Affiliates during such period in connection with the provision of Integrated Health Services (including overhead of MCP and PQC incurred in connection with the provision of Integrated Health Services).

                  (o) "IHS Profits" means, for any period, the excess of
(a) IHS Revenues over (b) IHS Expenses.

                  (p) "IHS Revenues" means, for any period, the revenues, determined in accordance with generally accepted accounting principles, earned during such period by MCP from the provision of Integrated Health Services.

                  (q) "Integrated Health Services" shall mean any business that MCP or PQC establishes, whether directly or through a subsidiary, which (i) provides medical related services that are not traditionally performed by physicians or physician practices at medical offices (it being understood that in-office laboratory and other ancillary services performed by the Physician Members as of the Effective Date are not Integrated Health Services) and (ii) are determined to be Integrated Health Services by PQC, MCP and the Joint Policy Board.

                  (r) "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registration and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentations, (vi) trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, clinical product and service processes and techniques, research and development information, medical protocols, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to the foregoing (including, without limitations, remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof.

                  (s) "Joint Policy Board" means the Joint Policy Board established pursuant to Article IV of these Terms and Conditions and the By-laws of MCP.

                  (t) "Laboratory Center" means as of the Effective Date Physician Responsibility Center H and shall mean in the future any other Physician Responsibility Center that primarily provides laboratory services.

                  (u) "Managed Care Contracts" has the meaning assigned thereto in Section 2.9.

                  (v) "Managed Care Payors" has the meaning assigned thereto in Section 2.9.

                  (w) MCP means Medical Care Partners, P.C., a Massachusetts professional corporation.

                  (x) "MCP Allocation Account" shall mean a record keeping entry on the books of MCP to which Revenues allocated to MCP with respect to any Fiscal Period are recorded.

                  (y) "MCP Shareholder" means the one (1) or more physicians who from time to time are the record holder of all of the issued and outstanding capital stock of MCP.

                  (z) "Medical Advisory Board" means the Medical Advisory Board established pursuant to Article V of these Terms and Conditions and the By-laws of MCP.

                  (aa) "Medical Waste" includes, but is not limited to, (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals, (viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law, and
(xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

                  (ab) "Medical Waste Laws" shall mean the following, including regulations promulgated and orders issued thereunder, all as may be amended from time to time: (i) the Medical Waste Tracking Act 42 USCA ss.6991 Lt. sea. ("MWTA"), (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA ss.ss.2501 et seq., (iii) the Marine Protection, Research and Sanctuaries Act of 1972, 33 USCA ss.ss.1401 et seq., (iv) The Occupational Safety and Health Act, 29 USCA ss.ss.651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guide Publication No. 88-119, and (vi) any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they purport to regulate Medical Waste, or impose requirements relating to Medical Waste.

                  (ac) "Nonpatient Revenue" means revenue of a Physician Member attributable to activities other than direct patient care, such as payments for consulting services outside the scope of direct patient care provided in connection with the practice, military service, speaking services, legal consultation (deposition fees), publications, directorships, research and teaching and, to the extent (i) historically conducted by the Physician Member and (ii) that such activity does not involve the facilities of MCP, interpretation of laboratory and diagnostic tests.

                  (ad) "Operating Manager" has the meaning assigned thereto in Section 6.3.

                  (ae) "Operating Revenues" means, for any period, the aggregate of Physician Responsibility Center Gross Revenues for each Physician Responsibility Center for such period.

                  (af) "Physicians" means Physician Members and Physician Associates.

                  (ag) "Physician Associates" means those employees of MCP who are licensed physicians but are not Physician Members.

                  (ah) "Physician Extender Employees" shall mean non-Physicians who provide medical services which may be billed by MCP to third parties either as incident to the services of a Physician or separately from the Physicians services.

                  (ai) "Physician Responsibility Center Discretionary Expenses" means, during the Fiscal Period ended December 31,1996, any increase in actual staffing or other expenses, including Physician Responsibility Center Operating Expenses, above the levels set forth in Exhibit A to these Terms and Conditions, subject to adjustment as contemplated in Section 7.3. With respect to any Fiscal Period commencing after December 31,1996, Physician Responsibility Center Discretionary Expenses means any personnel, operating and other expenses, including Physician Responsibility Center Operating Expenses, over and above the standard levels developed by the Joint Policy Board and approved by MCP and included in a Physician Responsibility Center's annual operating budget, as adjusted from time to time in accordance with Section 7.3.

                  (aj) "Physician Responsibility Center Gross Revenues" means, except with respect to a Laboratory Center, the aggregate revenues determined in accordance with generally accepted accounting principles for direct and indirect patient care services performed in an inpatient or outpatient setting by the Physician Members, Physician Associates or Physician Extender Employees of any Physician Responsibility Center, including fee for service payments for billed services, discounted fee for service payments for Managed Care Payors, Capitation Revenues, and if applicable, any surplus payment received by MCP with respect to hospital, medical and other risk pools under any Managed Care Contract, including the Secured Horizons Managed Care Contract, and may include, as determined by the Joint Policy Board, Nonpatient Revenues for any Physician Member in such Physician Responsibility Center; provided, however, that for the Fiscal Period ended December 31,1996, Physician Responsibility Center Gross Revenues shall not include Nonpatient Revenues. "Physician Responsibility Center Gross Revenues" with respect to any Laboratory Center means the aggregate revenues determined in accordance with generally accepted accounting principles for the provision of laboratory services performed by such Laboratory Center, including fee for service payments and the portion, if any, of any payment from a Managed Care Payor allocated to such Laboratory Center pursuant to Section 2.9.

                  (ak) "Physician Responsibility Center Net Revenues" means, with respect to any Physician Responsibility Center, Physician Responsibility Center Gross Revenues minus Physician Responsibility Center Operating Expenses.

                  (al) "Physician Responsibility Center Operating Expenses", except with respect to a Laboratory Center, means, for any period, all the operating expenses incurred by or on behalf of MCP with respect to any Physician Responsibility Center to the extent approved from time to time by MCP and to the extent contemplated by Section 4.1, the Joint Policy Board, including: (i) rent, utilities, maintenance and related cleaning costs and any other Premises and Personal Property Expenses; (ii) depreciation and amortization of capital expenditures made for the benefit of a particular medical practice site operated by MCP at which all or some of the Physician Members in the Physician Responsibility Center practice; (iii) repairs; (iv) office equipment expenses;
(v) telephone; (vi) compensation, benefits and other direct and indirect costs of non-physician employees, Physician Extender Employees and Physician Associates, including federal and state employee taxes, and the benefits for Physician Members to the extent not treated as a Deductible Expense; (vii) insurance (including, but not limited to, malpractice, commercial, property and casualty, and workers' compensation); (viii) office administration expenses;
(ix) billing services; (x) transcription services; (xi) professional services (including legal and accounting); (xii) drugs and medical supplies; (xiii) medical dues and subscriptions; (xiv) approved continuing medical education expenses; (xv) advertising and public relations expenses; (xvi) personal property and intangible taxes assessed against assets used by or in connection with MCP; (xvii) office supplies; (xviii) other expenses incurred by or on behalf of the Physician Members and agreed to be paid by MCP; and (xix) losses and other costs attributable to the Physician Responsibility Center under any Managed Care Contract or otherwise allocated to the Physician Responsibility Center by the Joint Policy Board, including any liability with respect to any risk pools under such Managed Care Contract. "Physician Responsibility Center Operating Expenses with respect to any Laboratory Center means, for any period, all the operating expenses incurred by or on behalf of MCP with respect to such Laboratory Center to the extent approved from time to time by MCP and to the extent contemplated by Section 4.1, the Joint Policy Board, including: (i) rent, utilities, maintenance and related cleaning costs and any other Premises and Personal Property Expenses; (ii) depreciation and amortization of capital expenditures made for the benefit of such Laboratory Center; (iii) repairs; (iv) office equipment expenses; (v) telephone; (vi) compensation, benefits and other direct and indirect costs of Laboratory Center employees, including federal and state employee taxes; (vii) insurance (including, but not limited to, malpractice, commercial, property and casualty, and workers' compensation); (viii) office administration expenses;
(ix) billing services; (x) transcription services; (xi) professional services (including legal and accounting); (xii) laboratory, testing, drugs and medical supplies; (xiii) medical and laboratory dues and subscriptions; (xiv) approved continuing education expenses; (xv) advertising and public relations expenses;
(xvi) personal property and intangible taxes assessed against assets used by or in connection with MCP; (xvii) office supplies; and (xviii) losses and other costs attributable to the Laboratory Center under any Managed Care Contract or otherwise allocated to the Laboratory Center by the Joint Policy Board, including any liability with respect to any risk pools under such Managed Care Contract.

                  (am) "Physician Members" shall mean only those physicians who
(i) share in the Revenues of MCP as provided in Article VII, (ii) are employees of MCP, whose employment agreements with MCP provide that such employment arrangement is subject to these Terms and Conditions and (iii) are licensed to provide professional medical services in the Commonwealth of Massachusetts or the State of Connecticut and in any other credentialling guidelines established by the Medical Advisory Board and approved by the Joint Policy Board and MCP.

                  (an) "Physician Payments" means the aggregate consideration pursuant to affiliation, asset purchase, merger or similar agreements, including earn-out or similar payments, paid from time to time to a Physician Member for agreeing to become affiliated with MCP.

                  (ao) "PQC" means Physicians Quality Care, Inc., a Delaware corporation.

                  (ap) "Practice Fund Account" shall mean a record keeping entry on the books of MCP on which expenses incurred by MCP, PQC or their Affiliates with respect to Practice Wide Expenses are recorded as negative amounts and allocations of Stage One Gross Margin pursuant to Section 7.1 are reflected as positive amounts.

                  (aq) "Practice Wide Expenses" shall mean capital or operating expenditures which the Joint Policy Board has designated as Practice Wide Expense and which relate to services beneficial to more than one Physician Responsibility Center.

                  (ar)     "Premises" has the meaning assigned thereto in
Section 2.3.

                  (as) "Premises and Personal Property Expenses" has the meaning assigned thereto in Section 2.3.

                  (at) "Responsibility Center Operating Expenses" means, for any period, the aggregate of Physician Responsibility Center Operating Expenses for each Physician Responsibility Center.

                  (au) "Revenues" means Stage One Gross Margin and IHS Profits.

                  (av) "Stage One Gross Margin" means, for any period, the excess of (a) Operating Revenues over (b) Responsibility Center Operating Expenses.

                  (aw) "Stage Two Gross Margin" has the meaning set forth in
Section 7.1. [B

                  (ax) "Stage Three Gross Margin" has the meaning set forth in Section 7.1.

                  (ay) "Stark" means 42 U.S.C. (s)1395nn and all rules and regulations thereunder, and any interpretations thereof issued by any government authority, as such may be amended or revised from time to time.

                  (az) "Targeted Physician Responsibility Center Expenses" means, for any Fiscal Period, the budgeted amount of Physician Responsibility Center Operating Expenses recommended to be incurred by a Physician Responsibility Center during such Fiscal Period as determined by the Joint Policy Board.

                  (ba) "Targeted Physician Responsibility Center Revenues" means, for any Fiscal Period, the budgeted amount of Physician Responsibility Center Gross Revenue recommended to be realized by a Physician Responsibility Center during such Fiscal Period as determined by the Joint Policy Board.

                  (bb) "Tax" means all federal, state, local, foreign and other income, gross receipts, sales, use, ad valorem, transfer, withholding, payroll, employment, franchise, property and other taxes.

                  (bc) "Tax Return" means all returns, statements and other documents in respect of Taxes.

          Section 1.4. Initial Partial Year. With respect to the Base
                       --------------------
Compensation Pool Amount or any other amount expressed as an annual amount or budget, for the year ended December 31,1996 such amounts shall be adjusted to reflect the fact that the Effective Date is in the middle of a Fiscal Period, such adjustment to be accomplished by multiplying such amount or budget by a fraction the numerator of which is the number of calendar days remaining in the current calendar year after the Effective Date and the denominator of which is 366.


                                   Article II

              Facilities and Support Services to be Provided by MCP

          Section 2.1. General Administrative Services.
                       --------------------------------

                  (a) MCP shall provide, or arrange for the provision of, all management and administration services in connection with its day-to-day business operations and the medical practices of the Physician Members. MCP shall also provide, or arrange for the provision of, such other non-physician services relating to its operation contemplated by these Terms and Conditions. Any reference in these Terms and Conditions to a service being provided or a person being employed by MCP shall be satisfied if MCP arranges for such service to be provided or for such person to be employed by a third party, which third party may, but need not, be an Affiliate of MCP; provided, however, that all Physician Members shall be employed by MCP. MCP agrees that, to the maximum extent possible, the intent of MCP is to relieve the Physician Members of the administrative, accounting, purchasing, non-physician personnel and other business aspects of their practices. MCP's employees who are not Physicians shall have no authority, directly or indirectly, to perform, and shall not perform, any medical services required to be provided by a physician. All clinical support personnel, while performing patient care services, shall be subject solely to the direction and supervision of a Physician and, in the performance of such medical services, shall not be
--
subject to any direction or control by MCP's employees who are not Physicians.

                  (b) MCP shall, in its own name and on behalf of the Physicians, bill patients, insurance companies and other third-party payors and collect the professional fees for medical services rendered at the Premises and outside the Premises for hospitalized patients and for all other professional and medical services and products provided by MCP, the Physicians and the Physician Extender Employees. To the extent that legal or contractual obligations require that payment for medical services be paid directly to a Physician Member, or payment for such services come into a Physician Member's possession, each Physician Member agrees to promptly endorse and forward any payment received from patients, insurance companies and other third-party payors with respect to services rendered by MCP, any Physician Member or Physician Extender Employee to MCP. Each Physician Member agrees in a timely and accurate manner to maintain and submit such records, documents and other materials required for patient billing, reimbursement and requirements of federal and state statutes, regulations and rules as MCP or PQC shall reasonably determine to be necessary or desirable. Each Physician Member shall execute a Power of Attorney in the form and substance reasonably acceptable to MCP in connection with the rights and powers granted to MCP pursuant to this Section 2.1(b). Each Physician Member shall cooperate with and, at the request of MCP, shall provide reasonable assistance to MCP in connection with the functions set forth herein. In the performance of the services described in this Section 2.1(b), MCP shall use commercially reasonable efforts to collect such professional fees and shall comply with all applicable Managed Care Contracts and all applicable laws, rules and regulations. From time to time, MCP in its discretion, and subject to the approval of the Joint Policy Board, shall adopt and implement fee schedules for non-prepaid patients and for all re-billings and recovery items on prepaid Managed Care Contracts which are authorized and permitted by such contracts. Notwithstanding any provision of these Terms and Conditions to the contrary, nothing herein shall be construed as precluding MCP or any of its Affiliates from entering into agreements with other physicians or entities owned by other physicians, including use of the trade names and trademarks of MCP or its Affiliates utilized by MCP.

                  (c) MCP shall supply to each Physician Member the ordinary, necessary or appropriate administrative services required for the efficient operation of the Physician Member's practice, including, without limitation, necessary clerical, accounting. purchasing, payroll, legal, bookkeeping and computer services, information management, printing, postage and duplication services and medical record documentation.

                  (d) MCP shall prepare unaudited monthly statements of revenues and expenses with respect to each Physician Responsibility Center, which shall be delivered to the relevant Physician Responsibility Center as soon as practicable, but no later than forty-five (45) days, after the end of each calendar month. All financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Physician Members, at the election of a majority of the Physician Members, shall have the right, at their own expense, to have the financial statements of MCP audited by independent accountants selected by such Physician Members with respect to any Fiscal Period. If such independent accountants present a report identifying a departure in such financial statements from generally accepted accounting principles which departure has had a material adverse affect on the revenues allocated to the Compensation Pool pursuant to Sections 7.1 or 7.2 hereof, MCP shall reimburse the Physician Members for the cost of such audit.

                  (e) MCP shall maintain all files and records relating to the operation of the medical practice, including, but not limited to, accounting, billing, collection and customary financial records and patient files. The management of all files and records shall comply with all applicable federal, state and local statutes and regulations, and all files and records shall be located so that they are readily accessible for patient care, consistent with efficient records management practices. The Physician Members shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall remain confidential. Although MCP shall own all medical and patient records, MCP grants each Physician Member the right to use such information and data in connection with the provision of medical care to patients. Subject to applicable laws, regulations and any applicable accreditation policies, each Physician Member shall, if requested by MCP, provide MCP with true and complete copies of the original patient records that such Physician Member owns. Each Physician Member and MCP hereby agree to preserve the confidentiality of such patient medical records.

         Section 2.2.  Development of MCP's Practice.
                       ------------------------------

                 (a) MCP may have opportunities to provide new services and utilize new technologies that will require capital expenditures, and MCP anticipates that such opportunities may include use of such new and replacement equipment, including information management systems, as may be economically justified. Development of new services will depend on, among other factors, physician composition, physician support and the performance of MCP. Capital expenditures shall be made at the election of MCP subject to the approval of the Joint Policy Board as contemplated by Section 4.1. MCP will attempt, but shall not be obligated to, add new services, which may include, but are not limited to, contracts, joint ventures, partnerships and other arrangements with healthcare providers to provide Integrated Health Services.

                 (b) Any employment of physicians or acquisition of physician groups or practices by MCP shall be subject to PQC's approval of the business prudence of the transaction and the availability of capital.

                 (c) Each Physician Member shall assist in providing or operating such Integrated Health Services as are approved by the Joint Policy Board, MCP and PQC provided such assistance does not unduly burden such Physician Member or interfere with a Physician Member's ability to render medical care. If PQC or one of its Affiliates proposes to provide any Integrated Health Service in the geographic area described on Exhibit B (the "MCP Region"), PQC shall notify MCP and the Joint Policy Board and MCP shall have 30 days during which to elect to participate in the provision of such Integrated Health Service in the MCP Region on such terms as are mutually acceptable to MCP and PQC. MCP shall not agree to participate in any Integrated Health Service unless the terms of such participation have been approved by the Joint Policy Board. If MCP does not elect to participate in such Integrated Health Service in the MCP Region within such 30 day period, PQC may, but shall not be obligated to, provide such Integrated Health Service directly or through another entity and MCP shall have no right to participate in the revenues or income from such Integrated Health Service. MCP shall not have the right to participate in the provision of any Integrated Health Service outside of the MCP Region. Except as provided in this Section 2.2(c), PQC and its Affiliates shall be entitled to provide Integrated Health Services through entities other than MCP. Except as provided in this Section 2.2(c), nothing in these Terms and Conditions grants any Physician Member the right to participate in the provision of, or revenues from, any services which PQC elects to offer through Affiliates other than MCP.

                 (d) PQC agrees not to affiliate with a professional corporation other than MCP in the MCP Region that provides substantially the same medical services as MCP.

         Section 2.3.  Facilities.
                       -----------

                 (a)   Premises. MCP shall make available for use in connection
                       --------
with a Physician Members' practice the premises that are described in Exhibit C attached hereto or such other real property in the Commonwealth of Massachusetts or the State of Connecticut acquired or leased by MCP (the "Premises"); provided that, in the event that MCP's rights to use any such Premises terminates or MCP determines that such premises are no longer appropriate for the efficient operation of MCP's medical practice, MCP shall use its reasonable efforts to provide other suitable premises to be used by the Physician Members, the use of which premises shall be subject to the approval of the Joint Policy Board, such approval not to be unreasonably withheld. MCP shall not require a Physician Member to practice at any Premise other than the Premises at which the Physician Member practices on the Effective Date (or the initial date of employment, if later) without the approval of the Joint Policy Board. MCP shall arrange for the provision of all utilities reasonably required in connection with the use of the Premises and shall provide for the proper cleanliness of the Premises, including normal janitorial services and refuse and Medical Waste disposal. MCP shall maintain the Premises and make all necessary repairs thereto as promptly as practicable. MCP shall consult with the Physician Members regarding the condition, use and needs of such Premises and any required improvements. MCP shall assure that the Premises satisfy the standard set forth in Section 2.11.

                 (b)   Personal Property. MCP shall own, lease or otherwise
                       -----------------
provide the equipment, furniture, fixtures, furnishings and other personal property acquired in the Affiliations, together with such other equipment, furniture, fixtures, furnishings and other personal property acquired by MCP or any Affiliate pursuant to these Terms and Conditions, as shall be necessary or appropriate for MCP's practice (collectively, the "Personal Property"). MCP shall maintain the Personal Property and promptly make necessary repairs and maintenance thereto. MCP shall consult with the Physician Members regarding the condition, use and needs of such Personal Property. MCP shall assure that all Personal Property satisfy the standard set forth in Section 2.11.

                 (c)   Expenses. All costs, fees, expenses and other
                       --------
disbursements and liabilities incurred in connection with the Premises and the Personal Property, including, without limitation, all costs of repairs, maintenance and improvements, utility expenses (i.e.,telephone, electric, gas and water), janitorial services, refuse disposal, Medical Waste disposal, real or personal property lease payments and expenses, interest, principal and other debt service or refinancing payment and expenses in connection with the Premises or Personal Property, depreciation, real estate taxes and casualty, liability and other insurance (collectively, "Premises and Personal Property Expenses") shall be included in Responsibility Center Operating Expenses.

                 (d)   Disposition. Nothing herein shall be construed as
                       -----------
precluding MCP or any of its Affiliates from selling, lending or otherwise disposing of all or any part of its real property, improvements, Personal Property, trade names, trademarks and other intangible property; provided that any such disposition shall not eliminate or diminish MCP's obligations hereunder.

         Section 2.4.  Financial Planning and Budgeting. MCP shall prepare
                       --------------------------------
annual budgets reflecting the anticipated revenues and expenses, sources and uses of capital in the practice of each Physician Responsibility Center. Such budgets shall be presented to the Joint Policy Board at least thirty (30) days prior to the end of each Fiscal Period. All budgets are subject to the approval of the Joint Policy Board and MCP. Subject to the powers assigned to the Joint Policy Board pursuant to Article IV, PQC shall determine the amount and form of capital to be invested annually in the assets to be utilized by MCP. MCP shall specify the targeted profit margin for MCP, which shall be reflected in the overall budget.

         Section 2.5.  Management Information Systems. MCP shall make available
                       ------------------------------
for use in each Physician Member's practice, such state-of-the-art (or such other standards as are approved by the Joint Policy Board) at the earliest practicable opportunity consistent with budgets adopted in accordance with
Section 7.3 information and management systems hardware and software as PQC, with the approval of the Joint Policy Board, shall reasonably determine to be necessary for MCP's operation and such Physician Member's practice. MCP shall consult with the Physician Members concerning their need for information or management systems hardware and software and make a recommendation to the Joint Policy Board with respect to the acquisition of such hardware and software.

         Section 2.6. Inventory and Supplies. MCP shall order and purchase
                      ----------------------
inventory, supplies, and such other ordinary, necessary or appropriate materials which are requested by the Physician Members and which MCP shall reasonably determine to be necessary in its operation.

         Section 2.7. Advertising and Public Relations. MCP shall design and
                      ---------------------------------
implement such local public relations and advertising programs, with appropriate emphasis on public awareness of the availability of services at MCP, as MCP determines to be appropriate. Prior to publication or distribution of marketing or public relations material or information, MCP shall submit such material to the Joint Policy Board for its review and approval. MCP shall also design and implement all other non-local public relations or advertising programs (together with other professional corporations that utilize the services of Affiliates of
PQC). All public relations and advertising programs shall be conducted in compliance with applicable standards of medical ethics, laws and regulations. In the event that there is an adverse incident involving MCP or any Physician Member or patient, any public statement or announcement by or on behalf of either MCP or any Physician Member shall be approved in advance by MCP.

         Section 2.8. Personnel. (a) MCP shall retain such non-physician
                      ----------
professional support, including nursing and other non-physician professional support, and administrative, clerical, secretarial, bookkeeping and collection personnel, as is reasonably necessary for the efficient conduct of its operations. The Joint Policy Board shall determine the salaries and benefits of any Physician Associate. The salaries and benefits of Physician Extender Employees shall be determined by MCP after consultation with the Joint Policy Board and the Physician Responsibility Center utilizing such Physician Extender Employee. Such personnel shall be under the direction, supervision and control of MCP, except that those personnel performing patient care services shall be subject to the professional supervision of the Physicians to whom they are assigned. If any Physician Member is dissatisfied with the services of any employee who provides services for such Physician Member at the Premises, MCP, after consultation with the Joint Policy Board, shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be terminated. If MCP determines to retain such employee and the Physician Member is still dissatisfied with such employee's services after a two (2) month period, MCP shall either relocate such employee or otherwise cease to utilize such employee unless MCP reasonably determines that such termination may expose MCP to liability.

                 (b) The staffing of MCP shall be governed by the overriding principle and goal of providing high-quality medical care. Employee assignments shall be made to attempt to assure consistent and continued rendering of high-quality medical and support services and to attempt to assure prompt availability and accessibility of individual medical and support personnel to the Physician Members in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support personnel. MCP shall maintain established working relationships between Physician Members, Physician Associates, Physician Extender Employees and non-physician employees wherever possible and MCP shall make every effort consistent with sound business practices to honor the specific requests of a Physician Member with regard to the assignment of MCP's employees. MCP agrees not to terminate or transfer any employee listed on Exhibit D without the consent of the Joint Policy Board, which consent shall not be unreasonably withheld.

                 (c) MCP and each Physician Member agree not to discriminate unlawfully against any employee of MCP on the basis of race, religion, age, sex, sexual orientation, disability or national origin, or any other basis proscribed by laws.

         Section 2.9. Provider and Pavor Relationships.  MCP shall negotiate,
                      --------------------------------
establish, supervise and maintain all contracts and relationships (collectively, the "Managed Care Contracts") with all managed care and institutional healthcare providers and payors, health maintenance organizations, preferred provider organizations, exclusive provider organizations, Medicare, Medicaid and other similar entities (collectively, "Managed Care Payors"). Each Physician Member appoints MCP and PQC as the Physician Member's exclusive agents for the negotiation and establishment of Managed Care Contracts and shall not enter into a Managed Care Contract or assume any liability under a risk pool or similar arrangement without MCP's and Joint Policy Board's consent. Except as otherwise provided herein, approval, disapproval, termination or amendment of any contract or relationship of such Managed Care Payors with MCP shall be the joint responsibility of the Joint Policy Board and MCP. The allocation of profits and losses with respect to risk pools under any Managed Care Contract shall be allocated among Physician Responsibility Centers in a manner mutually acceptable to each Physician Responsibility Center which is participating in such Managed Care Contract, or, in the event that such Physician Responsibility Centers can not agree upon such allocation, as determined in good faith by MCP and approved by the Joint Policy Board.

         Section 2.10. Events Excusing Performance. In the event of strikes,
                       ---------------------------
lock-outs, calamities, acts of God, or other events beyond the reasonable control of MCP, MCP shall not be liable to any Physician Member for failure to perform any of the services required hereunder and the Physician Members shall not have the right, as a result of such events and their consequences, to terminate their Employment Agreements pursuant to Article X of these Terms and Conditions, for so long as such events continue and for a reasonable period of time thereafter; provided that MCP uses its reasonable efforts to cure any nonperformance capable of being cured as soon as practicable.

         Section 2.11. Performance Standard. All services, facilities,
                       --------------------
furniture, fixtures, and equipment provided by MCP shall be provided in a manner consistent with community standards for medical practices of similar locality, size and speciality.

         Section 2.12. Provision of Service Through Third Parties. Any services
                       ------------------------------------------
or other obligation required to be provided by MCP pursuant to these terms and conditions may, at MCP's sole election, be provided through third parties, including PQC or any of its Affiliates.

         Section 2.13. Compliance with Laws. For purposes of this Section 2.13,
                       ---------------------
actions of, or the failure to comply by, a Physician Member or by any person under a Physician Member's supervision shall not be deem to be an action of, or failure to comply by, MCP. MCP shall comply, in all material respects with all applicable federal, state and local laws, rules, regulations and restrictions in the conduct of MCP's business. Without limiting the generality of the foregoing, MCP shall comply with all Medical Waste Laws applicable to the operation of MCP in the generation, transportation, treatment, storage, disposal or other handling of Medical Waste. MCP agrees not to:

                 (a) enter into any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement, to provide services, lease space, lease equipment or engage in any other venture or activity with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, MCP, if such transaction is in violation of any applicable law, rule or regulation;

                 (b) knowingly and willfully make or cause to be made a false statement or representation of a material fact in any application for, or in determining rights to, any benefit or payment;

                 (c) fail to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                 (d) knowingly and willfully pay, solicit or receive any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offer to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                 (e) refer a Medicare or Medicaid patient for Designated Health Services (as defined in Stark) to, or provide Designated Health Services to, a patient upon a referral from, an entity or person with which MCP has a financial relationship, other than as permitted by exceptions set forth in Stark.

         Section 2.14. Advance of Initial Working Capital. PQC agrees to advance to MCP working capital in an amount as shall reasonably be require to fund MCP's operations for the first 45 days after the Effective Date. Thereafter, PQC may, if required for the operations of MCP, but shall not be obligated to, provide MCP with additional working capital financing. Any advance for working capital shall be in the form of a loan, repayable to PQC upon demand, that shall not accrue interest until 60 days after the Effective Date. If any amount remains outstanding thereafter, such working capital loan shall bear interest at such rate as PQC and the Joint Policy Board shall agree or, in the absence of such agreement, at a rate 200 basis points above the rate charged for prime commercial loans by commercial banks in the City of Boston.


                                   Article III

                        Obligations of Physician Members

         Section 3.1. Professional Services. Each Physician Member shall provide
                      ---------------------
professional services to patients in compliance at all times with ethical standards, laws, rules and regulations applicable to the operations of MCP and the Physician Members and any standards, guidelines, policies and procedures established by MCP or the Medical Advisory Board. Each Physician Member represents to MCP that such Physician Member has and will maintain all required licenses, credentials, approvals or other certifications to perform his or her duties and services for MCP. In the event that any disciplinary actions or medical malpractice actions are initiated against any Physician Member or the Physician Member becomes aware of the breach of any law, policies, guidelines, procedures or standards, such Physician Member shall promptly inform the president of MCP of such action and the underlying facts and circumstances.

         Section 3.2. Medical Practice. (a) The primary responsibility of the
                      ----------------
Physician Member shall be to provide medical services to MC P's patients with scheduled office hours at MCP's medical practice offices or any other site served by MCP in the Commonwealth of Massachusetts or, if the Physician Member holds a valid, unencumbered medical license in Connecticut, the State of Connecticut. The Physician Member shall be available for regularly scheduled office visits consistent with the schedule generally applicable to Physician Members and developed by the Medical Director. The Physician Members shall use and occupy the Premises exclusively for the practice of medicine and for providing other related services. Unless otherwise approved in writing by MCP, it is expressly acknowledged by each Physician Member that the medical practice or practices conducted at MCP shall be conducted solely by physicians associated with MCP, and no other physician or medical practitioner shall be permitted to use or occupy the Premises. All medical professional services, including, but not limited to, diagnosis, treatment, surgery, therapy, the prescription of medicine and drugs, and the supervision and preparation of medical reports shall be the responsibility of the Physicians.

                 (b) A Physician Member shall devote the Physician Member's full professional time, attention and energy to the Physician Member's medical practice and other professional duties, except as both MCP and the Joint Policy Board shall otherwise agree. MCP agrees that it will at no time knowingly issue to the Physician Member any direction or impose upon the Physician Member any requirements the compliance with which would cause the Physician Member to violate any regulations or mandatory professional standards applicable to the Physician Member. The Physician Member agrees to provide professional services to all MCP patients that are customarily performed by physicians including, but not limited to, examination of patients, performance of diagnostic procedures, treatment, surgery (if the Physician Member is a surgeon), consultation and referral, prompt preparation of medical records, charts and reports and follow-up care. The Physician Member agrees that any medical services rendered by the Physician Member to MCP's patients who expressly desire to engage the Physician Member personally shall be rendered by the Physician Member as an employee of MCP. The Physician Member further agrees to serve on committees and to perform such other professional duties and responsibilities and comply with such policies and procedures as may be reasonably designated or adopted from time to time by MCP and, if required by Section 4.1, the Joint Policy Board.

                 (c) The Physician Member agrees and understands that, as a condition of employment, the Physician Member must maintain in good standing an unrestricted license to practice medicine in the Commonwealth of Massachusetts or the State of Connecticut. The Physician Employee agrees to participate as a provider in MCP's local care networks and all other managed care plans and other third-party payment arrangements approved as to the Physician Member by the Joint Policy Board.

                 (d) The Physician Member shall participate in an on-call rotation to provide twenty-four (24) hour availability and coverage in person or on an on-call basis for MCP's patients, in each case as determined by the Medical Director.

                 (e) The Physician Member shall maintain active privileges as a member of the active or courtesy staff of any hospital in the Commonwealth of Massachusetts or the State of Connecticut with MCP's consent or as MCP shall reasonably require.

         Section 3.3.  Professional Education. Each Physician Member shall
                       ----------------------
participate in such medical education programs as shall be necessary for such Physician Member to maintain the Physician Member's licenses and credentials or as shall otherwise be necessary for the efficient conduct of the Physician Member's practices.

         Section 3.4.  Cooperation with Other Employees. Each Physician Member
                       --------------------------------
agrees not to interfere with, and shall take all steps reasonably necessary for the other employees of MCP, including the Operating Manager, to perform their duties.

         Section 3.5.  Name. Each Physician Member agrees that MCP shall be
                       ----
entitled to use on a royalty free, non-exclusive and non-transferable basis for the term of the Employment Agreement, solely in connection with advertising for or informational documents with respect to MCP or PQC, the name of each Physician Member.

         Section 3.6.  Compliance with Laws. Each Physician Member shall comply,
                       --------------------
in all material respects with all applicable federal, state and local laws, rules, regulations and restrictions in the conduct of MCP's business. Without limiting the generality of the foregoing, each Physician Member shall comply with all Medical Waste Laws applicable to the operation of MCP in the generation, transportation, treatment, storage, disposal or other handling of Medical Waste (to the extent that the Physician Member or persons under the Physician Member's supervision engage in such activities). Each Physician Member agrees not to:

                 (a) enter into any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement, to provide services, lease space, lease equipment or engage in any other venture or activity with any physician, hospital, pharmacy, home health agency or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, MCP or any Physician Member, if such transaction is in violation of any applicable law, rule or regulation;

                 (b) knowingly and willfully make or cause to be made a false statement or representation of a material fact in any application for, or in determining rights to, any benefit or payment;

                 (c) fail to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on the Physician Member's own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                 (d) knowingly and willfully pay, solicit or receive any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offer to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                 (e) refer a Medicare or Medicaid patient for Designated Health Services (as defined in Stark) to, or provide Designated Health Services to, a patient upon a referral from, an entity or person with which the Physician Member or an immediate family member has a financial relationship (as defined in Stark), other than as permitted by exceptions set forth in Stark.

         Section 3.7.  Other Medical Services. During the term of a Physician
                       ----------------------
Member's Employment Agreement and thereafter subject to Section 8.1, a Physician Member shall not (directly or as an employee, shareholder, partner, consultant or otherwise) acquire. establish or commence the operation of any medical office, ambulatory surgery center, Integrated Health Service, optical shop, health maintenance organization. preferred provider organization, exclusive provider organization or similar entity or organization without the prior approval of the Joint Policy Board and PQC.

         Section 3.8.  Premises and Personal Property. Each Physician Member
                       ------------------------------
shall use his or her best efforts to prevent damage, excessive wear and tear, and malfunction or other breakdown of the Premises and Personal Property or any part thereof by the Physician Members. Each Physician Member shall promptly inform MCP in writing of any and all necessary replacements, repairs or maintenance to any of the Premises or Personal Property and any failures of equipment that such Physician Member becomes aware of. Each Physician Member shall comply in all material respects with all of the covenants and provisions set forth in any leases or subleases for the Premises entered into or assumed by MCP.

         Section 3.9.  Assignment of Intellectual Property. Each Physician
                       -----------------------------------
Member agrees to assign to PQC any Intellectual Property rights that the Physician Member acquires during the term of the Employment Agreement; provided, that the Physician Member shall not be required to assign to PQC Intellectual Property rights that relate to (i) non-medical studies and inventions, (ii) royalties from medical devices unless developed as part of the Physician Member's services to MCP, (iii) publications on clinical aspects of a medical practice unless developed as a part of the Physician Member's services to MCP and (iv) medical books and articles designed primarily for purchase by non-physicians and (v) any Intellectual Property developed by the Physician Member prior to, or in progress on, the date of the Employment Agreement as disclosed in writing to MCP on such date. MCP intends to review the feasibility of commercializing any Intellectual Property assigned to it pursuant to these Terms and Conditions. If PQC elects to commercialize such Intellectual Property, PQC and the Physician Member shall enter into an agreement on terms acceptable to PQC and the Physician Member to share the costs and revenues from such commercialization with the Physician Member that assigned the Intellectual Property to PQC. Each Physician Member agrees for the benefit of PQC, to execute such further instruments or agreements, to make such filing or registration and to take such other actions as PQC determines to be necessary or desirable to give effect to the assignments contemplated by this Section 3.9 or to protect. establish or record PQC's rights to such Intellectual Property. Each Physician Member also agrees that PQC, the Joint Policy Board and the Compensation Committee may consider the time devoted by the Physician Member to the development or promotion of Intellectual Property rights that are not assigned to PQC in determining a Physician Member's operating budget (and the operating budget of the Physician Responsibility Center of which such Physician Member is a part) and the allocation of the Compensation Pool among Physician Members and Physician Responsibility Centers.


                                   Article IV

                               Joint Policy Board

         Section 4.1.   Formation and Operation of the Joint Policy Board.  (a)
                        -------------------------------------------------
MCP shall establish a Joint Policy Board that is responsible for developing certain management and administrative polices for the overall business operation of MCP and facilitating communication and interaction between MCP and the Physician Members. The Joint Policy Board shall have the following duties and responsibilities:

         (i) Approval of all annual budgets with respect to each Physician Responsibility Center, including but not limited to, the salaries and benefits of Physician Associates, Targeted Physician Responsibility Center Revenues and Targeted Physician Responsibility Center Expenses with respect to each Physician Responsibility Center and amounts to be expended with respect to insurance coverage, acquisition of information and management systems hardware and software, facilities, furniture, equipment and fixtures, professional association memberships, professional education and development of ancillary services;

         (ii) Determination of the policy of MCP with respect to courtesy discounts, professional discounts, free care and other matters;

         (iii) Approval of the number and type of physicians required for the efficient operation of MCP;

         (iv) Approval of any modification to the definition of all revenues and expenses under these Terms and Conditions;

         (v) Review and approval of all advertising and other marketing of the services performed at MCP;

         (vi) Approval of the scope of Integrated Health Services provided by MCP as contemplated by Section 2.2(c) and any revenue and expense allocation with respect to such Integrated Health Service if different than the allocation provided in Section 7.2;

         (vii) Approval of the formation, maintenance and/or termination of relationships with institutional health care providers and payors;

         (viii) Approval of all contracts material to MCP, including all amendments to real property leases in effect on the Effective Date, and all the terms of and amendments to all real property leases entered into after the date thereof, governing the space utilized by any Physician Member;

         (ix) Consideration and determination of non-patient care grievances pertaining to matters raised by MCP or the Physician Members;

         (x) Approval of the transfer or termination of any non-physician employee listed on Exhibit E, as contemplated by Section 2.8(b);

         (xi) Approval of any review of the records of MCP as contemplated by Section 2.1(d);

         (xii)   Approval of fee schedules;

         (xiii) Allocation of profit and losses from risk pools to the extent contemplated by Section 2.9;

         (xiv)   Approval of the Operating Manager;

         (xv) Approval of any change in the Base Compensation Pool Amount to reflect the addition or termination of Physician Members or to reflect other factors it deems appropriate, in each case as contemplated by Section 1.3(d);

         (xvi)   Approval of business and strategic plans;

         (xvii) Approval of MCP's determination to terminate a Physician Member upon disability;

         (xviii) Approval of the modification or waiver of the restriction covenants applicable to any Physician Member; and

         (xix)   Other activities as required by these Terms and Conditions.

         The Joint Policy Board may consult with MCP, PQC and any Physician Member before taking any action specified in this Section 4.1. but, except as otherwise provided in these Terms and Conditions, neither the recommendations of MCP, PQC nor any Physician Member shall be binding on the Joint Policy Board. Any determination of the Joint Policy Board pursuant to (i), (iii), (iv), (vi),
(vii), (viii), (xiv), (xv), (xiv), and (xv) shall not be effective unless approved by the MCP Shareholder. The President of MCP and a member of the Joint Policy Board designated by PQC shall act as Co-Chairs of the Joint Policy Board.

         Section 4.2.   Number, Election and Qualification.  The number of
                        ----------------------------------
members which shall constitute the Joint Policy Board shall be nine (9). The Physician Members, by a majority vote of the Physician Members, shall appoint four (4) members of the Joint Policy Board; two (2) of whom shall be primary care physicians and two (2) of whom shall be specialist physicians (the "Physician Board Members"). PQC shall appoint five (5) members of the Joint Policy Board, one (1) of whom shall be the President of MCP ("MCP Board Members").

         Section 4.3.   Tenure.  Each member of the Joint Policy Board shall
                        ------
hold office for any number of terms, each term to be for three (3) years, except that the initial terms of one-third (1/3) of the initial members shall be for a term of one (1) year, one-third (1/3) shall have an initial term of two (2) years and one-third (1/3) shall have an initial term of three (3) years. In the event that there is a vacancy existing by reason of the death, resignation, removal or expiration of the term of one (1) or more members of the Joint Policy Board, such vacancy shall be filled by a person elected by whoever had previously appointed such member, either Physician Members or PQC, as the case may be. Each such successor shall hold office for the unexpired term of his or her predecessor. Any member of the Joint Policy Board may resign by delivering his or her written resignation to the President of MCP. A Physician Board Member may be removed and replaced at any time with or without cause upon the affirmative vote of a majority of the

Physician Members. A PQC appointed Joint Policy Board Member may be replaced at any time with or without cause by the PQC.

         Section 4.4.   Subcommittees of the Joint Policy Board.  The Joint
                        ---------------------------------------
Policy Board may, by the vote of a majority of its members, elect such committees, including an Information Systems Subcommittee, as the members of the Joint Policy Board shall determine to be appropriate; provided, however, that the Joint Policy Board shall establish a Dispute Resolution Subcommittee with the powers and duties specified in Sect Section 4.5 hereof; provided further that the Joint Policy Board shall not delegate to any other committee the duties and responsibilities assigned to the Dispute Resolution Subcommittee. The Dispute Resolution Subcommittee shall be composed of the persons designated in
Section 4.5. Subcommittees may include persons who are not members of the Joint Policy Board. All subcommittees shall be chaired by a member of the Joint Policy Board. Each subcommittee shall include, to the extent practicable, members who are engaged in a primary care practice and physicians engaged in a specialist practice in a ratio of 3:2.

         Section 4.5.   Dispute Resolution Subcommittee.  The Joint Policy Board
                        -------------------------------
shall establish a Dispute Resolution Subcommittee. The Subcommittee shall consist of the following five (5) members: the President of MCP, the Medical Director of MCP, the Operating Manager and two (2) members (who shall be members of the Joint Policy Board) appointed by the Physician Members. The President of MCP shall act as Chair of the Dispute Resolution Subcommittee. The Dispute Resolution Subcommittee shall have the authority to consider and make a final determination with respect to (i) any issue within the authority of the Joint Policy Board that has been presented for consideration by the Joint Policy Board but with respect to which an equal number of members of the Joint Policy Board have voted against and in favor, and (ii) any non-patient care grievances that are referred to the Dispute Resolution Subcommittee by MCP or the Joint Policy Board.

                                    Article V

                             Medical Advisory Board


         Section 5.1.   Medical Advisory Board.  A Medical Advisory Board shall
                        ----------------------
be established, which shall be responsible for (i) providing medical advice to MCP on managed care contracting, (ii) developing and disseminating, subject to MCP's approval, medical protocols and quality and outcome measures for MCP and the Physicians, (iii) advising MCP with respect to the number and qualifications of physicians required for the efficient operation of MCP's practice and (iv) overseeing the recruitment by MCP and credentialling of new physicians. The Medical Advisory Board shall consist of seven (7) members. The members of the Medical Advisory Board shall be the Medical Director of MCP and six (6) other licensed physicians elected by a majority of the Physician Members, of whom four
(4) shall be primary care physicians and two (2) shall be engaged in a specialist practice. The Medical Director of MCP shall act as chair of the Medical Advisory Board. Each member of the Medical Advisory Board shall hold office for any number of three (3) years terms and until successors are elected. In the event that there is a vacancy existing by reason of the death, resignation, removal or expiration of the term of one (1) or more members of the Medical Advisory Board, such vacancy shall be filled by a physician elected by a majority of the Physician Members, except that vacancies created by the death, resignation, removal of the Medical Director shall only be filled by the successor Medical Director or an interim Medical Director selected by MCP. Each such successor shall hold office for the unexpired term of his or her predecessor. Any member of the Medical Advisory Board may resign by delivering his or her written resignation to the President of MCP. A member of a Medical Advisory Board may be removed with or without cause by the vote of a majority of Physician Members, except that the Medical Director may only be removed by seventy-five percent (75%) of the Physician Members. The Medical Director shall be responsible for organizing the agenda for each meeting of the Medical Advisory Board.

         Section 5.2.   Subcommittees of the Medical Advisory Board.  The
                        -------------------------------------------
Medical Advisory Board may, by a vote of a majority of its members, elect such committees, including the Quality Assurance Committee, Utilization Review Committee and the Committee on Clinical Protocols and Medical Outcome Management, as the members of the Medical Advisory Board shall determine to be appropriate. Subcommittees may include physicians who are not members of the Medical Advisory Board. Each subcommittee shall be chaired by a member of the Medical Advisory Board and shall include physicians engaged in a primary care practice and physicians engaged in a specialist practice in a ratio of 3:2.

                                   Article VI

                        Certain Provisions Regarding the
                                Governance of MCP


         Section 6.1.   The President of MCP.  (a) MCP shall hire and appoint a
                        ---------------------
physician to act as President of MCP who shall work in conjunction with the Operating Manager in order to implement the policies established by the Joint Policy Board. Subject to the direction and supervision of PQC and the Board of Directors of MCP, the duties of the President shall include, without limitation,
(i) interfacing with representatives from the national corporate offices of PQC;
(ii) in cooperation with the Operating Manager, implementing the business and strategic plans of MCP and overseeing the business operation of MCP; (iii) in cooperation with the Operating Manager, negotiating and interfacing with payors and other regulatory agencies; and (iv) serving as the Co-chair of the Joint Policy Board and the Chair of the Dispute Resolution Subcommittee. The MCP Shareholder shall determine the salary and fringe benefits of the President, who shall also be an employee of MCP or one of its Affiliates.

         (b) Subject to the By-Laws of MCP, the Physician Members shall nominate three (3) candidates, who shall be primary care physicians, for the position of President and the MCP Shareholder shall select one (1) candidate from among such nominees to be employed by MCP as President. In the event that there is a vacancy in the position of President at any time for any reason, the MCP Shareholder shall have the authority to appoint a person to serve as interim President until another person is duly appointed in accordance with the above specified procedures. The President shall serve part-time in this capacity until such time as his/her responsibilities warrant full-time employment status. The President shall serve for an initial period of two (2) years, which may be renewed for a maximum of two (2) additional two (2) year terms, subject to the control of and review by MCP. MCP shall assist in the development of procedures for the nomination, appointment and replacement of the President in such a manner as to ensure a smooth transition period in the medical practice of any individual who assumes the position of the President.

         Section 6.2.   The Medical Director of MCP.  (a) MCP shall hire and
                        ----------------------------
appoint a physician to act as Medical Director to provide guidance and advice to MCP on clinical issues. The duties of the Medical Director shall include, without limitation, (i) interfacing with the National Medical Advisory Board of PQC and representing MCP on the PQC National Medical Advisory Board; (ii) chairing the Medical Advisory Board; (iii) providing medical advice on managed care contracting by MCP; (iv) leading the development and dissemination of medical protocols, quality and outcome measures; and (v) overseeing the recruitment and credentialling of new physicians. The MCP Shareholder shall determine the salary and fringe benefits of the Medical Director, who shall also be an employee of MCP or one of its Affiliates.

         (b) Subject to the By-Laws of MCP, the Physician Members shall nominate three (3) candidates, who shall. be engaged in a specialist practice, for the position of Medical Director and MCP shall select one (1) candidate from among such nominees to be employed by MCP as Medical Director. In the event that there is a vacancy in the position of Medical Director at any time for any reason, the MCP Shareholder shall have the authority to appoint a person to serve as interim Medical Director until another person is duly appointed in accordance with the above specified procedures. The Medical Director shall serve part-time in this capacity until such time as his"'her responsibilities warrant full-time employment status. The Medical Director shall serve for an initial period of three (3) years, which may be renewed for a maximum of two (2) additional three (3) year terms, subject to the control of and review by MCP and the Physician Members. The Medical Director can be removed prior to the end of his or her term by the vote of seventy-five percent (75%) of the Physician Members. MCP shall assist in the development of procedures for the nomination, appointment and replacement for the Medical Director in such a manner as to ensure a smooth transition period in the medical practice of any individual who assumes the position of the Medical Director.

         Section 6.3.   Operating Manager.  Subject to the reasonable approval
                        -----------------
of the Joint Policy Board, MCP shall retain a non-physician employee to serve as an Operating Manager (the "Operating Manager"). The Operating Manager shall manage and administer all of the day-to-day business functions necessary for the operation of MCP. MCP shall determine the salary and fringe benefits of the Operating Manager. At the direction, supervision and control of MCP, the Operating Manager shall implement the policies established by MCP and the Joint Policy Board and shall generally perform the duties and have the responsibilities of an administrator.

                                   Article VII

                       Compensation for Physician Services

         Section 7.1.   Compensation Pool.  As exclusive compensation for the
                        -----------------
services of the Physician Members under their respective Employment Agreements, MCP shall establish a compensation pool (the "Compensation Pool") which, on an annual basis, shall be in an amount determined pursuant to this Section 7.1 and
Section 7.2 and shall be allocated among and distributed to the Physician Members as provided in Section 7.4. No Physician Member shall be entitled to any compensation for services under an Employment Agreement or these Terms and Conditions except as provided in this Article VII. The amount of the Compensation Pool with respect to each Fiscal Period shall be determined as an allocation of Stage One Gross Margin between the Compensation Pool and MCP, which allocation shall be determined as provided below:

         (a) First, an amount equal to ninety-five percent (95%) of any Stage One Gross Margin with respect to any Fiscal Period shall be allocated to the Compensation Pool until the total allocation to the Compensation Pool for such Fiscal Period equals the ninety-five percent (95%) of the Base Compensation Pool Amount (or a proportionally lesser amount for any Fiscal Period that is less than twelve (12) calendar months) and five percent (5%) of Stage One Gross Margin shall be allocated to MCP Allocation Account until the total allocation to the MCP Allocation Account equals five percent (5%) of the Base Compensation Pool Amount (or a proportionally lesser amount for any Fiscal Period that is less than twelve (12) calendar months);

         (b) Second, any Stage One Gross Margin with respect to any Fiscal Period that remain after allocation of the Stage One Gross Margin pursuant to Clause (a) ("Stage Two Gross Margin"), shall be allocated to the Practice Fund Account up to an amount sufficient to cause the balance in such account to be equal to zero;

         (c) Third, any Stage Two Gross Margin with respect to any Fiscal Period that remain after allocation of the amounts pursuant to Clauses
         (a) and (b) shall be allocated twenty percent (20%) to the Compensation Pool and eighty percent (80%) to MCP Allocation Account until the amount of Stage One or Stage Two Gross Margin allocated to the MCP Allocation Account pursuant to Clause

         (a) or this Clause (c) equals fifteen percent (15%) of Stage One Gross Margin with respect to any Fiscal Period; and

         (d) Fourth, any Stage Two Gross Margin that remains after allocation of the amounts pursuant to (a), (b) and (c) ("Stage Three Gross Margin") shall be allocated fifty percent (50%) to the Compensation Pool and fifty percent (50%) to the MCP Allocation Account.

         The allocation of Stage One, Stage Two and Stage Three Gross Margins to the Compensation Pool pursuant to this Section 7.1 shall be calculated separately for each Fiscal Period. Subject to review by the Joint Policy Board, MCP shall be responsible for the calculating of the amounts of Stage One, Stage Two and Stage Three Gross Margins to be allocated to each of MCP and the Compensation Pool. If the Stage One Gross Margin for any Fiscal Period is negative, such negative amount shall be an Responsibility Center Operating Expenses for the next following Fiscal Period.

         Section 7.2.   Integrated Health Services.  As additional compensation
                        --------------------------
for the services of the Physician Members under the Employment Agreements and these Terms and Conditions, IHS Profits (whether a profit or loss) shall be allocated fifty percent (50%) to the Compensation Pool and fifty percent (50%) to the MCP Allocation Account; provided, however, that with respect to the provision of individual Integrated Health Services, MCP and the Joint Policy Board may approve a different allocation of revenues between the Compensation Pool and the MCP Profit Account. The allocation of IHS Profits shall be calculated separately for each Fiscal Period pursuant to this Section 7.2.

         Section 7.3.   Establishment of Budgets for Physician Responsibility
                        -----------------------------------------------------
Centers.  Prior to the end of each Fiscal Period, MCP shall establish a capital
-------
and operating budget for each Physician Responsibility Center. The capital and operating budgets for each Physician Member Responsibility Center shall initially be jointly developed by the Operating Manager and a Physician representative (the "Representative") of the Physician Responsibility Center. Targeted Responsibility Center Operating Revenues and Targeted Responsibility Center Operating Expenses shall be established for the next Fiscal Period with respect to each Physician Responsibility Center. After the capital and operating budgets have been established by the Operating Manager and the Representative, the capital and operating budgets, including the Targeted Responsibility Center Operating Revenues and Targeted Responsibility Center Operating Expenses for each Physician Responsibility Center shall be submitted to the Joint Policy Board. If the Operating Manager and the Representative can not agree upon capital and operating budgets, each of the Operating Manager and the Representative shall submit a proposed budget to the Joint Policy Board. The Joint Policy Board shall approve or modify the budgets or the Targeted Responsibility Center Operating Revenues and Targeted Responsibility Center Operating Expenses with respect to any Physician Responsibility Center. At any point during a Fiscal Period, the Joint Policy Board may, and if the actual Physician Responsibility Center Net Revenues are below the projected Physician Responsibility Center Net Revenues for such Physician Responsibility Center shall, review the budgets for such Physician Responsibility Center and make such changes to such budgets, including the Base Distributions, as the Joint Policy Board deems to be appropriate. All capital and operating budgets, and changes thereto, also shall be subject to the approval of PQC.

         Section 7.4.   Allocation of the Compensation Pool Among Physician
                        ---------------------------------------------------
Members.  (a) On a weekly basis, MCP shall distribute to each Physician
-------
Responsibility Center (other than a Laboratory Center the contribution from which will be allocated pursuant to Section 7.4(b)) from the Compensation Pool an amount equal to 80% of one-fifty-second of the Base Compensation Pool Amount allocated to such Physician Responsibility Center pursuant to the operating budget approved by the Joint Policy Board (the "Base Distribution") less the Deductible Expenses allocated to such Physician Responsibility Center (which amount shall be distributed to MCP); provided, however. if at any time during a Fiscal Period MCP determines that the amount of Revenues allocated to the Compensation Pool for any Fiscal Period may be less than ninety-five percent (95%) of the Base Compensation Pool Amount for such Fiscal Period, or if

MCP or the Joint Policy Board determine the Physician Responsibility Center Operating Expenses for such Fiscal Period will exceed the Targeted Physician Responsibility Center Operating Expenses for such Physician Responsibility Center's or the Physician Responsibility Center's Operating Revenues will be less than the Physician Responsibility Center's Targeted Responsibility Center Operating Revenues, MCP may, subject to the approval of the Joint Policy Board, which approval shall be granted unless the Joint Policy Board determines in good faith that such shortfall in revenues or increase in operating expense is primarily attributable to MCP, reduce the Base Distributions as MCP determines to be appropriate in order that the aggregate Base Distributions to all Physician Responsibility Centers do not exceed the amount of the Compensation Pool for such Fiscal Period. MCP may, but shall not be required to, advance money to the Compensation Pool to fund such Base Distributions. Within 45 days of the end of each three-month period, the MCP shall advise the Compensation Committee of the amount (the "Variable Distribution Pool"), if any, of the Compensation Pool that has not been used, or is not reasonably anticipated by MCP to be needed to fund, the Base Distributions. The Compensation Committee, by the approval of a majority of the members of such committee, shall determine how the Variable Distribution Pool, if any, shall be allocated among the Physician Responsibility Centers. Distributions of the Base Distribution and, if applicable, the Variable Distribution Pool to a Physician Responsibility Center shall be allocated among the Physician Members of such Physician Responsibility Center as determined by a majority of the Physician Members in such Physician Responsibility Center.

         (b) Within 45 days after the end of each calendar quarter, MCP shall distribute to the Physician Responsibility Centers (other than a Laboratory Center) from the Compensation Pool an amount in aggregate equal to the net amount contributed to the Compensation Pool with respect to any Laboratory Centers. If a Laboratory Center Physician Responsibility Center Operating Revenues are less than the Laboratory Center Physician Responsibility Center Operating Expenses. the amount of such difference shall be deducted from distributions payable to the Physician Responsibility Centers pursuant to
Section 7.4(a). The Compensation Committee, by the approval of a majority of the members of such committee, shall determine how the distributions from the Compensation Pool with respect to Laboratory Centers shall be allocated among the Physician Responsibility Centers. Distributions from the Compensation Pool with respect to Laboratory Centers shall be allocated among the Physician Members of the Physician Responsibility Centers as determined by a majority of the Physician Members in such Physician Responsibility Center.

         (c) The determination of the Compensation Committee and Physician Responsibility Centers pursuant to this Section 7.4 shall be binding upon MCP and each Physician Member, and neither PQC nor MCP shall not have any liability to the Physician Members as a result of any determination of the Compensation Committee or any Physician Responsibility Center; provided. however, that MCP shall not be required to make any distribution in accordance with the determinations of the Compensation Committee or any Physician Responsibility Center that MCP reasonably believes to conflict with Stark or any other federal or state statute or regulation. In no event shall any Physician Member be entitled to any compensation in addition to that determined pursuant to this
Section 7.4 nor shall the aggregate compensation to all Physician Members with respect to any Fiscal Period exceed the amount of the Compensation Pool for such Fiscal Period.

         Section 7.5.   Modification to Sections 7.1 and 7.2.  Six months prior
                        ------------------------------------
to the third anniversary of the Effective Date, MCP or a majority of the Physician Members shall be entitled to require that the provisions of Section
7.1 and Section 7.2 of these Terms and Conditions be amended, effective as of the third anniversary of the Effective Date (for Fiscal Periods commencing after such date), so that the economic terms of the Employment Agreements and the Terms and Conditions, taken as a whole, (and giving effect to any payments or other compensation received by the Physician Member in connection with their Affiliation with MCP) are adjusted to reflect the terms being entered into by independent third parties for similar affiliation and employment relationships at such time. If MCP and a majority of the Physician Members are not able to agree upon economic terms that are reflective of then current market practice for similar affiliation and employment relationships, the determination of market practice shall be submitted to binding arbitration in accordance with Section 11.1.


                                  Article VIII

                  Restrictive Covenants and Liquidated Damages

         Section 8.1.   Restrictive Covenants.
                        ---------------------

         (a)     Noncompetition.  During the term of a Physician Member's
                 --------------
Employment Agreement, a Physician Member shall not, without the prior written consent of MCP, directly or indirectly (whether as a shareholder, employee, individual, partner, independent contractor, consultant or otherwise), establish, operate or provide physician or other medical services at any medical office, clinic or other healthcare facility providing services similar to those provided by MCP, PQC or any of their Affiliates in the MCP region. In addition, for a period of one (1) year after the termination of a Physician Member's Employment Agreement, such Physician Member shall not establish, operate or provide physician or other medical services (whether as an employee, shareholder, partner, independent contractor, manager, consultant or otherwise) at any medical office, clinic or other healthcare facility providing services similar to those provided by MCP, PQC or their Affiliates within twenty-five
(25) miles of the Premises at which the Physician Member practiced at the time of such termination of employment; provided, however, that the Physician Member shall not be prohibited from practicing medicine in such geographic area either as a solo practitioner or with one (1) other physician.

         (b)     Integrated Health Services.  During the term of a Physician
                 --------------------------
Member's Employment Agreement, a Physician Member shall not directly or indirectly (whether as a shareholder, employee, individual, partner, independent contractor, consultant or otherwise) establish, operate or provide any Integrated Health Services or any medical practice management services provided by MCP, PQC or their Affiliates. For two (2) years after the termination of a Physician Member's Employment Agreement, a Physician Member shall not directly or indirectly (whether as a shareholder, employee, individual, partner, independent contractor, consultant or otherwise) establish, operate or provide any Integrated Health Services or any other medical practice management services provided by MCP, PQC or their Affiliates within twenty-five (25) miles of the Premises at which the Physician Member practiced at the time of such termination of employment.

         (c)     Non-Solicitation of Employees and Patients.  During the term of
                 ------------------------------------------
a Physician Member's Employment and for a two (2) year period thereafter, a Physician Member shall not recruit, solicit or induce, or attempt to induce, any employee or employees of MCP, PQC or any of their Affiliates to terminate their employment with, or otherwise cease their relationship with MCP, PQC or any of their Affiliates. During the term of a Physician Member's Employment Agreement and for a one (1) year period thereafter, a Physician Member shall not solicit. divert or take away, or attempt to divert or to take away, the business or patronage of any of the patients, clients, customers or accounts of MCP.

         (d)     Acknowledgment of Proprietary Interest.  Each Physician Member
                 ---------------------------------------
recognizes the proprietary interest of MCP, PQC and their Affiliates in any Confidential and Proprietary Information (as hereinafter defined) of MCP, PQC and their Affiliates and agrees that MCP is entitled to prevent the disclosure of Confidential and Proprietary Information. Each Physician Member acknowledges and agrees that any and all Confidential and Proprietary Information communicated to, learned of, developed or otherwise acquired by the Physician Member during the term of the Physician Member's Employment Agreement shall be the property of MCP, PQC and their Affiliates. Each Physician Member further acknowledges and understands that its disclosure of any Confidential and Proprietary Information of MCP will result in irreparable injury and damage to MCP, PQC and their Affiliates. Each Physician Member agrees at all times during the term of the Physician Member's Employment Agreement and thereafter to hold such Confidential and Proprietary Information in strictest confidence and not to disclose, without prior written consent of MCP, such Confidential and Proprietary Information to any person, firm or corporation, unless (i) such information becomes known or available to the public generally through no wrongful act of the Physician Member receiving Confidential and Proprietary Information, (ii) disclosure is required by law, or the rule, regulation or order of any governmental authority, provided, that prior to disclosing any Confidential and Proprietary Information pursuant to this clause (ii), a Physician Member shall, if possible, give prior written notice thereof to MCP and provide MCP with the opportunity to contest such disclosure, (iii) such Confidential and Proprietary Information is known by or generally available to the healthcare industry without restrictions on use, or
(iv) such Confidential and Proprietary Information was received by the Physician Member on a non-confidential basis from a third-party lawfully possessing and lawfully entitled to disclose such information. As used herein, "Confidential and Proprietary Information" means all trade secrets and other confidential and/or proprietary information of MCP, PQC and their Affiliates, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulas, contracts analyses, financial information, projections, patient lists, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of a party by their employees, officers, directors, agents, representatives, or consultants.

         (e)     Return of Materials to MCP.  In the event of the termination of
                 --------------------------
a Physician Members Employment Agreement for any reason whatsoever or upon the request of MCP, a Physician Member in receipt of Confidential and Proprietary Information will promptly deliver to MCP all files, letters, memoranda, reports, records, data, program listings or other written, photographic or other tangible material in the Physician Member's possession that contains any Confidential and Proprietary Information. The Physician Member shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing any Confidential and Proprietary Information, unless otherwise authorized in writing by MCP.

         Section 8.2.   Remedies.  Each Physician Member acknowledges and agrees
                        --------
that a remedy at law for any breach or attempted breach of the provisions of this Article VIII shall be inadequate, and, therefore, MCP shall be entitled to specific performance and injunctive or other equitable relief in the event of any such breach or attempted breach, in addition to any other rights or remedies available to MCP at law or in equity. Each Physician Member waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of the Restrictive Covenants in this Article VIII relating to the restrictive period, scope of activity restricted and/or the territory described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to such provision of the Restrictive Covenants in this Article VIII. The invalidity or nonenforceability of any provision of the Restrictive Covenants in this Article VIII in any respect shall not affect the validity or enforceability of the remainder of the Restrictive Covenants or of any other provisions of these Terms and Conditions or the Physician Member's Employment Agreements. Without limiting any other right that MCP or PQC may have for violation of any provision of this Article VIII, any shares of capital stock or options to acquire Capital Stock of PQC (or any successive entity) (the "Capital Stock") that are beneficially owned by the Physician Member(s) who violated this Article VIII, which Capital Stock pursuant to the terms under which such Capital Stock was issued have not yet vested, shall be immediately forfeited to PQC and any unexercised options to purchase Capital Stock of PQC shall immediately terminate.

                                   ARTICLE IX

                             Insurance and Indemnity

         Section 9.1.   Insurance to be Maintained by MCP.  MCP will use its
                        ---------------------------------
best efforts to obtain from a third party insurer comprehensive professional liability insurance for each Physician Member in the amounts and subject to such conditions and deductibles as shall be approved by the Joint Policy Board, and comprehensive general liability and property insurance covering the Premises and MCP's operations.

         Section 9.2.   Indemnification.  Each Physician Member, severally and
                        ---------------
not jointly, shall indemnify, defend and hold MCP, PQC and their Affiliates and their respective officers, directors, shareholders, employees, agents and consultants harmless, from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services by such Physician Member during the term of the Physician Member's Employment Agreement. MCP shall indemnify, defend and hold each Physician Member harmless from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees), not covered by insurance (including self-insured insurance and reserves), whenever arising or incurred, that are caused or asserted to have been caused, directly or indirectly, by, or as a result of, the performance of any intentional acts, negligent acts or omissions by MCP and/or its shareholders, employees, consultants, agents and/or subcontractors (other than a Physician Member) during the term of the Physician Member's Employment Agreement.


                                    ARTICLE X

                              Term and Termination

         Section 10.1.   Term of Employment.  Each Employment Agreement shall
                         ------------------
have the initial term (the "Employment Period") set forth therein. The Employment Period under each Employment Agreement shall automatically extend for an additional twelve (12) months at the end of the initial Employment Period and on each anniversary of the end of the initial Employment Period thereafter provided that neither the Physician Member nor MCP has provided at least one hundred and twenty (120) days notice that the Employment Period shall not be extended. MCP and each Physician Member intend that these Terms and Conditions (as they may be amended or modified from time to time) shall be applicable to any employment relationship between MCP and a Physician Member during the period of thirty (30) years after the Effective Date.

         Section 10.2.   Termination.  An Employment Agreement shall terminate
                         -----------
or be terminable at the end of the Employment Period, as it may be extended, or under any of the following circumstances:

         (a)     Death.
                 ------
         In the event of the Physician Member's death, the Employment Agreement shall immediately and automatically terminate.

         (b)     Disability.
                 -----------
         MCP, subject to approval by the Joint Policy Board, which approval shall be granted unless the Joint Policy Board determines in good faith that the Physician Member is not disabled, may terminate an Employment Agreement, upon written notice to the Physician Member, in the event that the Physician

Member becomes disabled during the Employment Period through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Physician Member's duties and responsibilities hereunder for ninety (90) days during any period of three hundred sixty-five (365) consecutive calendar days. If any question arises as to whether during any period the Physician Member is so disabled, the Physician Member shall, at the request of MCP, submit to a medical examination by a physician selected by MCP, to whom the Physician Member or the Physician Member's guardian has no reasonable objection, to determine whether the Physician Member is so disabled. If the Physician Member (or his or her guardian) shall disagree with the determination of such physician, the Physician Member within thirty (30) days following the determination by the physician selected by MCP may submit to a medical examination by a physician selected by the Physician Member (or his or her guardian). If the determination of such second physician differs from that of the first, MCP and the Physician Member (or his or her guardian) within thirty (30) days following the determination by such physician shall agree upon a third physician, who shall examine the Physician Member and whose determination shall be conclusive of the issue. If the Physician Member does not request a second opinion, the determination of the first physician shall be conclusive of the issue. If this question arises and the Physician Member does not submit to medical examination, MCP's determination of the issue shall be binding on the Physician Member.

         (c)     Termination by MCP for Cause.
                 -----------------------------
         MCP may terminate a Physician Member's Employment Agreement for cause at any time upon ninety (90) day's written notice to the Physician Member setting forth in reasonable detail the nature of such cause. MCP shall provide the Physician Member with an opportunity to respond to the notice and discuss with the Medical Director of MCP the issues identified in the notice, and to cure the basis for the notice; provided, however, that MCP shall not be required to provide ninety (90) days notice of an opportunity to cure any cause that in the reasonable judgment of MCP is not capable of being cured. Cause shall be determined by MCP in its reasonable judgment and shall include, but not be limited to: (i) the Physician Member's fraud or dishonesty with respect to MCP, its employees, patients or visitors; (ii) the Physician Member's suspension or termination from, or failure to participate, if so requested by MCP, as an eligible provider in, Medicare, Medicaid or any third-party reimbursement program, for cause other than the fact of the Physician Member's employment by MCP; (iii) the Physician Member ceases to maintain without the approval of the Medical Director, the Board Certifications in effect at any time during the Employment Period; (iv) the Physician Member's material negligence in the performance of the Physician Member's duties or responsibilities to MCP; (v) the Physician Member's breach (or the breach by a professional corporation of which the Physician Member was formerly a shareholder (other than a breach based upon a misrepresentation regarding the conduct of another Physician Member)) of any material term of any agreement entered into in connection with such Physician Member's Affiliation; (vi) the medical staff membership or clinical privileges of the Physician Member at any hospital in the Commonwealth of Massachusetts, the State of Connecticut or any other jurisdiction: (I) shall be revoked or shall terminate or shall not be renewed or, without the approval of the Medical Director, shall expire; or (11) shall be reduced to a level which, in the sole judgment of the Medical Director of MCP, would prevent the Physician Member from rendering the services contemplated by the Employment Agreement and these Terms and Conditions in any material respect. (MCP may terminate the Employment Agreement, upon written notice to the Physician Member, if the Physician Member's medical staff membership or clinical privileges at any hospital in the Commonwealth of Massachusetts, the State of Connecticut or any other jurisdiction shall be suspended (other than (i) during a period of summary suspension pending hearing and appeal, provided such are timely requested by the Physician Member or (ii) a nonrecurring, temporary suspension arising solely out of failure to complete medical records. During any period of summary suspension of the Physician Member's privileges (other than a nonrecurring, temporary suspension arising solely out of failure to complete medical records), the Physician Member's employment shall be suspended pending hearing and appeal timely requested by the Physician Member; compensation and benefits shall be continued to the extent provided by policies in effect at the time); (vii) the Physician Member ceases to be licensed to practice medicine without restriction under the laws of any state in which the Physician Member is licensed; (viii) the Physician Member ceases to maintain a current and valid Federal Drug Enforcement Agency license; (ix) the Physician Member ceases to be covered by professional liability insurance (other than as a result of MCP's act or omission in connection with such insurance);
(x) the Physician Member is convicted of a felony or any crime involving moral turpitude, (xi) the Physician Member is penalized with civil monetary fines or assessment under any federal or state law involving Medicare, Medicaid or any third- party reimbursement program (other than as a result of MCP's act or omission); or (xii) the Physician Member (I) engages in any conduct or is formally accused of conduct for which the Physician Member's license to practice medicine reasonably would be expected to be subject to revocation or suspension, whether or not actually revoked or suspended, or (II) is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which event described in clause (I) or (II) does, or reasonably would be expected to, materially adversely affect MCP or significantly impair the ability of MCP to perform medical services in an amount and of a nature consistent with the medical services performed at the time of such action.

         (d)     Termination Events Permitting Recovery of Costs.
                 ------------------------------------------------
         MCP may terminate an Employment Agreement and require the Physician Member to comply with Section 10.4 hereof by giving written notice to the Physician Member and the Joint Policy Board (after the giving of any required notices and the expiration of any applicable waiting periods set forth below) upon the occurrence of any of the following events:

                 (i) The Physician Member shall default in, or shall continue to fail to comply with, the performance of any material duty or material obligation imposed upon such Physician Member by these Terms and Conditions or the related Employment Agreement and such default or failure to comply shall continue for a period of ninety (90) days after written notice thereof has been given to the Physician Member by MCP.

                  (ii) A law firm with nationally recognized expertise in healthcare law and acceptable to MCP and the Joint Policy Board renders an opinion to the Joint Policy Board that (I) a material provision of these Terms and Conditions is in violation of applicable law or any court or regulatory agency enters an order finding a material provision of these Terms and Conditions is in violation of applicable law and
         (11) these Terms and Conditions cannot be amended pursuant to Section
         11.2 hereof to cure such violation.

                  (iii) MCP is prevented by the Physician Member or any person under the Physician Member's direction or control, from entering any Premises, and such inability to enter such Premises continues for more than forty-eight (48) hours after notice thereof to the Joint Policy Board.

         (e)     Termination by the Physician Member.
                 -----------------------------------

         The Physician Member may terminate such Physician Member's Employment Agreement (i) upon written notice to MCP of the failure of MCP to make any payments of the compensation required under the Employment Agreement or these Terms and Conditions when due and continued failure to pay such compensation after thirty (30) days notice of such failure to MCP unless the amount of such payment is being contested in good faith, (ii) upon ninety (90) days written notice from the Physician Member to MCP of MCP's failure to comply with any other material obligation of MCP under the Employment Agreement or these Terms and Conditions, which failure is not cured within such ninety (90) day period,
(iii) the sale of substantially all of the assets of PQC to a third party, or the issuance (other than in a public or private offering of equity securities of PQC) of capital stock of PQC to a third party with the result that such third party obtains a controlling interest in the capital stock of PQC; (iv) a law firm with a nationally recognized expertise in healthcare law and acceptable to MCP and the Joint Policy Board renders an opinion to the Joint Policy Board that (1) a material provision of these Terms and Conditions is in violation of applicable law or any court or regulatory authority entered into an order finding a material provisions of these Terms and Conditions is in violation of applicable laws and (11) these Terms and Conditions cannot be amended pursuant to Section 11.2 to cure such violation; and (v) upon not less than six (6) months written notice to MCP from the Physician Member.

         Section 10.3.    Effect of Termination.  In the event that a Physician
                          ----------------------
Members Employment Agreement is terminated pursuant to Section 10.2 (a), (b) or
(c), MCP shall pay to the Physician Member the compensation and benefits otherwise payable to the Physician Member under these Terms and Conditions through the last day of his or her actual employment by MCP (but the Physician Member shall not have any right to the portion of the Compensation Pool, if any, that has not been allocated by the Compensation Committee). In the event that a Physician Member's Employment Agreement is terminated pursuant to Section 10.2
(d), MCP shall pay to the Physician Member the compensation and benefits otherwise payable to the Physician Member under these Terms and Conditions through the last day of his or her actual employment by MCP (but the Physician Member shall not have any right to the portion of the Compensation Pool, if any, that has not been allocated by the Compensation Committee) and MCP shall have the right to require the Physician Member to purchase the assets contemplated by
Section 10.4 on the terms provided in Section 10.4. In the event that a Physician Member's Employment Agreement is terminated pursuant to Section 10.2
(e), MCP shall pay to the Physician Member the compensation and benefits otherwise payable to the Physician Member under these Terms and Conditions through the last day of his or her actual employment by MCP (but the Physician Member shall not have any right to the portion of the Compensation Pool, if any, that has not been allocated by the Compensation Committee) and the Physician Member shall be entitled to purchase the assets contemplated by and on the terms set forth in Section 10.5; in addition, if the Employment Agreement is terminated pursuant to Section 10.2(e)(i), (ii) or (iii) the Physician Member shall be entitled to purchase the assets and restrictive covenants contemplated by Section 10.4(b).

         Section 10.4.   Purchase of Assets Upon Certain Events.  (a) Within 120
                         ---------------------------------------
days of the termination of an Employment Agreement pursuant to Sections 1 0.2(d)(i) or (iii) by MCP or 10.02(d) (ii) to the extent that the Physician Member has not exercised its rights pursuant to Section 10.04(b) with respect to a termination by the Physician Member pursuant to Section 1 0.02(e)(iv) within 60 days of termination of the Physician Member's employment, subject to the provisions set forth below. MCP shall have the option to require the Physician Member to:

                  (i) Purchase from MCP, PQC or their Affiliates at Book Value (I) all tangible assets of MCP, PQC or their Affiliates that relate primarily to the Physician Member's practice or that were acquired, directly or indirectly, from the Physician Member, other than MCP' s, PQC's or their Affiliates' medical, accounting and financial records (II) restrictive covenants in Article VIII, and (III), to the extent not a duplication of (I) or (II), Physician Payments to the Physician Member as set forth or reflected on the balance sheet of MCP, PQC or their Affiliates (the assets to be purchased pursuant to I and II being referred to as the "Purchased Assets"); and

                  (ii) Assume or pay all of MCP's, PQC's and their Affiliates' liabilities, debt, payables and other obligations (including lease and other contractual obligations). or portions thereof, which relate directly or are directly attributable to the Physician Member or the Physician Member's medical practice (the "Physician Related Liabilities").

         (b) Upon the termination of an Employment Agreement by a Physician Member pursuant to Section 10.2(e)(i), (ii). (iii) or (iv) the Physician Member shall have the option to require MCP to sell all the Purchased Assets, collectively and not individually. to the Physician Member at the lesser of (i) Book Value or (ii) Fair Market Value. The restrictive covenants in
Section 8.1 shall terminate in the event that the

Physician Member terminates the Physician Member's Employment Agreement pursuant to 10.2(e)(i) or (ii) unless such termination is being contested in good faith by MCP.

         (c)     Any election to purchase the Purchased Assets pursuant to this
Section 10.4 shall be upon written notice thereof in the termination notice, if applicable. on or prior to ninety (90) days before the Termination Date. In connection with the purchase and sale of the Purchased Assets pursuant to this
Section 10.4, MCP shall use its commercially reasonable efforts to cause the Purchased Assets to be conveyed free of any lien, claim or encumbrance.

         (d) Notwithstanding Section 10.4(a) and (b), the Employment Agreement shall not constitute an agreement to assign any contract or asset, or any benefit arising thereunder or resulting therefrom, if any attempted assignment thereof, without the consent required or necessary for such assignment, would constitute a breach or violation thereof or in anyway adversely affect the rights of MCP or the Physician Member thereunder. MCP agrees to use its reasonable efforts to obtain any consent required for such assignment.

         Section 10.5.   Certain Rights Upon Voluntary Termination.  In the
                         -----------------------------------------
event that a Physician Member terminates an Employment Agreement pursuant to
Section 1 0.2(e) (v), the terminating Physician Member shall have the right to purchase the following assets (the "Section 10.5 Assets"):

                 (i) All, but not less than all, of the physical assets purchased by MCP from such Physician Member as part of an Affiliation provided that MCP, PQC or an Affiliate still owns such physical assets. MCP and the Physician Member may also agree that the Physician Member shall purchase other physician assets acquired by MCP, PQC or an Affiliate after Affiliation; provided that MCP shall not be obligated to sell any assets acquired after Affiliation. The purchase price of the physical assets shall be the lesser of the purchase price MCP paid for such assets at the time of Affiliation or their Fair Market Value as of the Purchase Closing Date.

                 (ii) Subject to the consent of the lessor and release by the lessor of MCP from any obligations under the lease, MCP agrees to use its best efforts to transfer to the Physician Member the lease relating to any Premises occupied solely by the Physician Member prior to Affiliation and that the Physician Member continues to occupy at the time of termination of the Employment Agreement. In consideration of such transfer, the Physician Member shall pay MCP an amount equal to the sum of (A) 115% of the total lease obligations required to be paid during the remaining term of the lease and (B) to the extent not covered in (I) above the book value of any leasehold improvements.

                 (iii) The Physician Member (not withstanding Section 8 of these Terms and Conditions) shall be entitled for a three month period commencing upon the delivery of the Physician Member's termination notice to solicit any employee of MCP directly providing support for the Physician Member's medical practice to leave such employee's employment with MCP. Prior to soliciting such employee. the Physician Member shall notify MCP of the Physician Member's intent to solicit such employee and pay MCP an amount equal to three months salary and benefits of any employee so solicited.

                 (iv) MCP shall not attempt to prevent the Physician Member from obtaining and using the telephone number that the Physician Member used prior to Affiliation. MCP shall have no obligation to cause such telephone number to be assigned to the Physician Member and the Physician Member shall be responsible for all costs associated with reestablishing such phone number.

                 (v) MCP shall retain custody of patient records. The Physician Member shall be entitled, at the Physician Member's cost and with the written approval of the patient, to make copies of the patient record for any patient to whom the Physician Member provided services. If requested by a patient, MCP shall transfer each patient's medical records as directed by the patient.

                 (vi) MCP agrees that it will not interfere with the Physician Member's ability to reactivate any provider numbers under any Managed Care Contract that were assigned to the Physician Member prior to Affiliation. MCP shall not be obligated to terminate or transfer any provider number that it possesses and shall not be liable to the Physician Member if the Physician Member is unable to establish or re-establish provider status under any Managed Care Contract.

                 (vii) Except as provided in clause (iii) of this Section 10.5, the Physician Member shall continue to be subject to the restrictive covenants and agreements in Article VIII of these Terms and Conditions.

         Section 10.6.   Terms of Purchase.  The closing of the transactions
                         -----------------
contemplated by Sections 10.4 or 10.5 (the "Purchase Closing") shall occur (a) on the Termination Date or (b) on a date mutually acceptable to MCP and the Physician Member that shall be within one hundred and eighty (180) days after receipt of a termination notice (or such later date as is necessary for MCP to obtain lessor consents to the assignment to the Physician Member of leases of real and personal property to be assumed by the Physician Member). Subject to the conditions set forth below, at the Purchased Closing, MCP, PQC and/or their Affiliates, as the case may be, shall transfer and assign the Purchase Assets or the Section 10.5 Assets, as the case may be, to the Physician Member and in consideration therefor, the Physician Member shall (a) pay to MCP the purchase price in cash and assume, if applicable, Physician Related Liabilities. Each of MCP and the Physician Member shall execute such documents or instruments as is reasonably necessary, in the opinion of MCP, the Physician Member and their respective counsel, to effect the foregoing transaction.

         Section 10.7.   Exception to Purchase.  Notwithstanding anything
                         ---------------------
contained herein to the contrary, MCP shall not be obligated to sell the assets to the Physician Member if Physician Member is not able to pay the purchase price therefor pursuant to the terms set forth above at the Purchase Closing. In such event, the Physician Member shall surrender the assets in the Physician Member's possession or control to MCP as of the Purchase Closing. If a Physician Member fails to so surrender the assets, MCP may, without prejudice to any other remedy which it may have hereunder or otherwise, enter the Premises and take possession of the assets and expel or remove the Physician Member and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor.

                                   ARTICLE XI

                               General Provisions

         Section 11.1.   Arbitration.  Any controversy or claim between MCP, PQC
                         -----------
and any Physician Member arising under or relating to these Terms and Conditions or any breach thereof (including the question of whether any particular matter is arbitrable hereunder) shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect; provided, however, that no provision of these Terms and Conditions shall be modified, deleted or added by reason of such arbitration; provided, further, that no controversy or claim that may be brought before the Dispute Resolution Subcommittee and no decision of such Subcommittee shall be submitted to arbitration. MCP and each Physician Member agrees (subject to judicial review) to abide by all awards rendered in such arbitration proceedings, and all such awards may be filed by the prevailing party in any federal or state court having proper jurisdiction, as a basis for judgment in the issuance of execution thereon. Such judgment shall not be open for review except to the extent permitted by the Federal Rules of Civil Procedure and the relevant arbitration statute. Such arbitration shall be initiated by either MCP or a Physician Member by serving a written demand on the other party and the Joint Policy Board stating the substance of the controversy and the contention of the party requesting arbitration. The American Arbitration Association shall appoint or provide the procedure for the determination of a single neutral arbitrator who shall be a fit and impartial person. The fees and costs of the arbitrator and related expenses of arbitration shall be borne by the nonprevailing party. If the arbitrator determines that neither party has substantially prevailed, the parties shall bear equally the fees and costs of the arbitrator and the related expenses of arbitration.

         Section 11.2.   Contract Modifications for Prospective Legal Events.
                         ---------------------------------------------------
In the event any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that these Terms and Conditions or any provision hereof may be in violation of such laws or regulations, the Joint Policy Board and MCP shall agree upon such amendments to these Terms and Conditions as necessary to preserve the underlying economic and financial arrangements between the Physician Members and MCP and without substantial economic detriment to either MCP or Physician Members. Any such amendment approved by the Joint Policy Board shall be binding upon each Physician Member. To the extent any act or service required of MCP should be construed or deemed, by any governmental authority, agency or court, to constitute the practice of medicine by PQC, the performance of said act or service by MCP shall be deemed waived and forever unenforceable and the provisions of this Section 11.2 shall be applicable. None of MCP nor any Physician Member shall claim or assert illegality as a defense to the enforcement of these Terms and Conditions or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this
Section 11.2.

         Section 11.3.   Parties in Interest;  No Third-Party Beneficiaries.
                         -------------------
Except as otherwise provided herein, these Terms and Conditions shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither these Terms and Conditions nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         Section 11.4.   No Waiver; Remedies Cumulative.  None of MCP, PQC or
                         ------------------------------
any Physician Member shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of either MCP, PQC or any Physician Member, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right. power or privilege. No remedy set forth in this these Terms and Conditions or the Employment Agreements or otherwise conferred upon or reserved to either MCP or any Physician Member shall be considered exclusive of any other remedy available to either MCP or any Physician Member, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         Section 11.5.   Availability of Certain Documents.  The parties agree,
                         ---------------------------------
to the extent required by law necessary to permit receipt of reimbursement for services by MCP, to make available to the Secretary of Health and Human Services, the Comptroller General of the General Accounting Office, or their authorized representatives, any books, documents and records in their possession relating to the nature and extent of the costs of services hereunder for a period of four (4) years after the provision of such services.

         Section 11.6.   Governing Law. These Terms and Conditions shall be
                         -------------
governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                     ANNEX B

                      ADDENDUM DATED AS OF DECEMBER 31,1996
             TO GENERAL TERMS AND CONDITIONS OF PHYSICIAN EMPLOYMENT


         Section 1. The General Terms and Conditions are amended to add an additional Physician Responsibility Center as follows:

         Responsibility Center I:           Ronald H. Berger, M.D.
                                            John A. Egeihofer, M.D.
                                            David R. Fanti, M.D.
                                            James Hession, M.D.

         Responsibility Center J:           Barry Izenstein, M.D.

         Section 2. Until August 30, 1999, a separate Compensation Pool (the "Additional Responsibility Centers Pool,") shall be established with respect to Responsibility Centers I, J and any other Physician Responsibility Centers designated by the Joint Policy Board as participating in the Additional Responsibility Centers Pool (the "Additional Responsibility Centers") and
Section 7.1 of the General Terms and Conditions shall not apply to the Additional Responsibility Centers. Except with respect to Integrated Health Services, all Stage One Gross Margin attributable to the Additional Responsibility Centers Pool and MCP, as provided below and shall constitute the exclusive compensation for the services of the Physician Member in the additional Responsibility Centers under their respective Employment Agreements. The Physician Members in the Additional Responsibility Centers shall not be entitled to participate in the Compensation Pool prior to August 30, 1999 except to the extent that the Physician Members in an Additional Responsibility Center are allocated any portion of the Compensation Pool attributable to a Laboratory Center pursuant Section 7.4(b) or to Integrated Health Services pursuant to
Section 7.2. No Physician Member in the Additional Responsibility Centers shall be entitled to any compensation for services under an Employment Agreement or the Terms and Conditions except as provided in Article VII as modified by this Addendum. No Physician Member who is not included in an Additional Responsibility Center shall be entitled to any portion of the Additional Responsibility Centers Pool or to any Stage One Gross Margin attributable to an Additional Responsibility Center allocated to the Compensation Pool.

         The amount of the Additional Responsibility Centers Pool with respect to each Fiscal Period shall be determined as an allocation of Stage One Gross Margin attributable to the Additional Responsibility Centers between the Additional Responsibility Centers Pool and MCP, which allocation shall be determined as provided below:

         (a) First, an amount equal to eighty percent (80%) of any Stage One Gross Margin attributable to the Additional Responsibility Centers with respect to any Fiscal Period shall be allocated to the Additional Responsibility Centers Pool until the total allocation to the Additional Responsibility Center Pool for such Fiscal Period equals eighty percent (80%) of the Base Compensation Pool Amount with respect to the Additional Responsibility Centers (or a proportionally lesser amount for any Fiscal Period that is less than twelve (12) calendar months) and twenty percent (20%) of Stage One Gross Margin attributable to the Additional Responsibility Centers shall be allocated to MCP Allocation Account until the total allocation to the MCP Allocation Account equals twenty percent (20%) of the Base Compensation Pool Amount with respect to the Additional Responsibility Centers (or a proportionally lesser amount for any Fiscal Period that is less than twelve (12) calendar months);


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         (b)     Second, any Stage One Gross Margin attributable to Additional
         Responsibility Centers with respect to any Fiscal Period that remain after allocation of the Stage One Gross Margin pursuant to Clause (a) ("Additional Responsibility Centers Stage Two Gross Margin"), shall be allocated to the Practice Fund Account proportionately with the contributions of other Physician Responsible Centers up to an amount sufficient to cause the balance in such account to be equal to zero; and

         (c) Third, any Additional Responsibility Centers Stage Two Gross margin that remains after allocation of the amounts pursuant to (a) and
         (b) ("the Additional Responsibility Centers Stage Three Gross Margin") shall be allocated fifty percent (50%) to the Additional Responsibility Centers Pool and fifty percent (50%) to the MCP Allocation Account.

         The allocation of Stage One, Stage Two and Stage Three Gross Margins to the Additional Responsibility Centers Pool shall be calculated separately for each Fiscal Period. Subject to review by the Joint Policy Board, MCP shall be responsible for calculating the amounts of Stage One, Stage Two and Stage Three Gross Margins to be allocated to each of MCP and the Additional Responsibility Centers Pool. If the Stage One Gross Margin attributable to the Additional Responsibility Centers for any Fiscal Period is negative, such negative amount shall be an Additional Responsibility Centers Operating Expenses for the next following Fiscal Period.

         Section 3. Until August 30, 1999, Section 7.4(a) of the General Terms and Conditions shall not apply to the Additional Responsibility Centers and the following provision shall apply in lieu thereof:

Section 7.4. Allocation of the Compensation Pool among Physician Members in each
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Additional Responsibility Center. (a) On a weekly basis, MCP shall distribute to
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each Additional Responsibility Center from the Additional Responsibility Centers
Pool an amount equal to 80% of one-fifty-second of the Base Compensation Pool Amount for the Additional Responsibility Centers (the "Base Distribution") less the Deductible Expenses allocated to the Additional Responsibility Centers
(which amount shall be distributed to MCP); provided, however, if at any time during a Fiscal Period MCP reasonably determines that the amount of Revenues allocated to the Additional Responsibility Centers Pool for any Fiscal Period may be less than eighty percent (80%) of the Additional Responsibility Centers' Base Compensation Pool Amount for such Fiscal Period maybe less than eighty percent (80%) of the Additional Responsibility Period, or if MCP or the Joint Policy Board determines an Additional Responsibility Center's Physician Responsibility Center Operating Expenses for such Fiscal Period will exceed such Additional Responsibility Center's Targeted Physician Responsibility Center Operating Expenses or an Additional Responsibility Center's Operating Revenues will be less than such Responsibility Center's Targeted Responsibility Center Operating Revenues, MCP may, subject to the approval of the Joint Policy Board, which approval shall be granted unless the Joint Policy Board determines in good faith that such shortfall in revenues or increase in operating expense is primarily attributable to MCP, reduce the Base Distribution of an Additional Responsibility Center as MCP determines to be appropriate in order that the aggregate Base Distributions to the Additional Responsibility Centers do not exceed the amount of the Additional Responsibility Centers Pool for such Fiscal Period. MCP may, but shall not be required to, advance money to the Additional Responsibility Centers Pool to fund such Base Distributions. Within 45 days of the end of each three-month period, MCP shall advise the Compensation Committee of the amount (the "Additional Variable Distribution Pool"), if any, of the Additional Responsibility Centers Pool that has not been used, or is not reasonably anticipated by MCP to be needed to fund, the Base Distributions. The Compensation Committee, by the approval of a majority of the members of such committee, shall determine how the Additional Variable Distribution Pool, if any, shall be allocated among the Additional Responsibility Centers. Distributions of the Base Distribution and, if applicable, the Additional Variable Distribution Pool to an Additional Responsibility Center shall be allocated among the Physician Members of such Additional Responsibility Center as determined by a majority of the Physician Members in such Additional Responsibility Center.


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         Section 4.      From and after August 30, 1999, Article VII in its
entirety shall apply to Responsibility Center I and the provisions of Section 2 and 3 of this Addendum shall no longer be of any effect.


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                                     ANNEX C



                   Premises to which Physician Member is to be
                                   assigned:

                                     ANNEX D

       Base Compensation Pool Amount for Physicians Responsibility Center